An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR - SUBJECT TO COMPLETION

DATED: AUGUST 31, 2026

POWERLINK DIGITAL PARTNERS I, INC.

500 7th Avenue, New York, NY 10018

855-479-7565

www.powerlinkdigitalpartners.com

(the contents of which do not constitute part of this Offering Circular)

OFFERING MAXIMUM OF $75,000,000 FOR UP TO 12,000,000 SHARES OF COMMON STOCK

PowerLink Digital Partners I, Inc. (herein referred to as “PowerLink” “we,” “us,” “our,” and the “Company”) is offering up to 12,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock” or “Shares”) at $6.25 per share, for gross proceeds of up to $75,000,000 (“Maximum Offering Amount”). There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. The minimum investment amount established for each investor is $1,000. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 32.

Price of Common Stock	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]
Per Share	$6.25	.38	5.87
Maximum Offering Amount	$75,000,000	4,500,000	70,500,000

(1)

All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. The sale of Shares will commence within two days from the date that the Offering Statement, of which this this Offering Circular is a part, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”).

(2)

Shares are being offered on a “best efforts” basis by the Company through Alexander Capital, L.P., referred to herein as “Alexander” or the “Broker,” as managing broker-dealer in connection with this Offering. The Broker is acting as an agent of the Company and is not purchasing any securities from the Company as principal or otherwise committing to purchase or sell any minimum number or dollar amount of securities. Pursuant to the Managing Broker-Dealer Agreement and applicable Deal Sheet, the Broker is entitled to receive (i) a managing broker-dealer fee equal to 1.0% of Gross Offering Proceeds, (ii) a managing dealer fee equal to 3.0% of Gross Proceeds attributable to investments through participating broker-dealers, (iii) a managing dealer fee equal to 1.0% of Gross Proceeds attributable to investments through participating investment advisers, (iv) applicable retail commissions and retail allowances, which may be reallowed to selling group members, (v) a marketing and due diligence allowance of up to 1.0% of Total Sales, payable only against reasonable documentation of marketing and due diligence expenses actually incurred, and (vi) a $2,000 monthly distribution infrastructure fee payable through the life of the Offering. No fees, commissions or other compensation will be payable to the Broker with respect to any investment by an investor that was sourced, identified or introduced by the Company or its affiliates without the involvement of the Broker or any selling group member. Please see “Plan of Distribution” for additional information.

(3)	We expect to incur expenses relating to this offering in addition to the fees due to the Broker, including, but not limited to, legal, accounting, marketing, travel, and other miscellaneous expenses, which are not included in the foregoing table. See “Use of Proceeds” for more detail.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Shares are not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities. Investors should be prepared to hold our Shares indefinitely.

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format.

VOTING CONTROL: We have two classes of stock with disparate voting rights: Common Stock (one vote per share) and Series A Preferred Stock (10,000 votes per share). As of February 15, 2026, we have 13,250,002 shares of Common Stock and 5,000 shares of Series A Preferred Stock issued and outstanding, representing 63,250,002 total votes, of which the Series A Preferred Stock alone holds approximately 79.1%. Trend Discovery, LP and its affiliated funds and entities (the “Trend Discovery Entities”) hold approximately 95% of our Common Stock (12,587,502 shares) and 100% of our Series A Preferred Stock (5,000 shares), or approximately 98.9% of total voting power. William B. Hoagland, our CEO and sole director, owns 93.05% of Trend Discovery, LP and thereby controls approximately 86.4% of total voting power. Accordingly, our management and its affiliates will control substantially all matters requiring a stockholder vote, including after this offering.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 3.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

1

SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire Offering Circular, including the section entitled “Risk Factors” and the exhibits, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “PowerLink” and the “Company” refer to PowerLink Digital Partners I, Inc. together with its wholly owned subsidiaries. In instances where we refer emphatically to “PowerLink Digital Partners I, Inc.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity. “Offering Statement” refers to the Company’s Form 1-A, including Part I, Part II and Part III, filed with the SEC and amended from time to time. “Offering Circular” refers to this Offering Circular comprising Part II of the Offering Statement.

The Company

The Company is intended to be a next-generation energy infrastructure, commodities and digital trust platform. Our focus is to unlock value from stranded and waste energy and mineral resources through a combination of modular clean tech, circular economy systems, and blockchain-based transparency tools.

By harnessing innovation and environmental stewardship, we aim to reduce waste, combat climate change, and deliver renewable energy that benefits communities, businesses, and the planet.

We are conducting this offering to support the deployment of our energy conversion and data integrity systems across multiple geographies.

Dividends

The Company has not paid dividends on the Shares in the past two years and does not intend to declare any dividends in the near future. Dividends will be declared by the Company’s Board of Directors, in its sole discretion.

Capitalization

The Company is authorized to issue 200,000,000 shares of capital stock in the aggregate, consisting of: (i) 190,000,000 Shares and (ii) 10,000,000 shares of preferred stock (the “Preferred Stock”), all of which have been designated as Series A Preferred Stock. As of August 15, 2026, the Company has approximately 13,257,298 Shares of common stock, and 5,000 shares of Series A Preferred Stock issued and outstanding. Assuming this Offering is fully capitalized, we would have 25,257,298 Shares of common stock and 5,000 shares of Preferred Stock issued and outstanding at the termination of this Offering.

Use of Proceeds

In general, the Company will use net proceeds from the offering to fund core engineering, deployment, regulatory, and operating initiatives necessary to advance the PowerLink platform from development stage to initial commercial deployment. The Company anticipates allocating approximately $20,000,000 from Offering proceeds assuming the Offering is fully subscribed to fund acquisitions, of which $13,000,000 is anticipated to be acquisitions of related parties. See “Use of Proceeds” for more detail.

Going Concern

Our historical financial statements have been prepared assuming that we will continue as a going concern. For the fiscal year ended December 31, 2025, we generated no revenues, incurred a net loss of $1,381,459, and had an accumulated deficit of $1,546,112. Our audit firm has expressed substantial doubt about our ability to continue as a going concern, and its audit report for our financial statements for the fiscal year ended December 31, 2025 includes a going concern opinion. Our ability to continue as a going concern depends on our ability to raise additional equity financing or other capital, improve operating efficiencies, reduce expenditures, and ultimately generate revenue. This going concern uncertainty may adversely affect our ability to obtain financing on reasonable terms, or at all, and if we are unable to continue as a going concern, our stockholders could lose some or all of their investment in the Company

Risks

Investing in the Company involves substantial risk and you could lose your entire investment. You should carefully read the section titled “Risk Factors” and the other information included in this Offering Circular for a discussion of facts that you should consider before deciding to invest in our Shares.

The Offering

This Offering Circular relates to a best-efforts offering of up to 12,000,000 Shares of our Common Stock at a price of $6.25 per Share, for a potential Maximum Offering Amount of $75,000,000. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. The minimum investment amount established for each investor is $1,000. The Company may waive the minimum investment amount on a case-by-case basis for any reason or no reason at all. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all. Factors we may consider in deciding whether to accept or reject an investor may include, but are not limited to, facts learned about an investor through the Company’s anti-money laundering and know your client review of investors, a decision to not accept further investors, or due to a change in the condition of the Company.

Once this offering has been qualified by the SEC, we will conduct separate closings on a rolling basis. Subscription agreements will be accepted or rejected within 30 days from receipt. The offering will terminate on the earliest to occur of (i) the date subscriptions for the maximum offering amount have been accepted, (ii) the date that is three years from the date our Offering Statement, as amended, is initially qualified by the Commission (provided that the Company files annual post qualification amendments to update its financial and other material disclosures), or (iii) any earlier date on which we elect to terminate the offering.

2

We have engaged Alexander Capital, L.P. (“Alexander” or the “Broker”) to act as the managing broker-dealer in connection with this Offering on a best-efforts basis. Pursuant to the Managing Broker-Dealer Agreement and applicable Deal Sheet, Alexander is entitled to receive (i) a managing broker-dealer fee equal to 1.0% of Gross Offering Proceeds, (ii) a managing dealer fee equal to 3.0% of Gross Proceeds attributable to investments through participating broker-dealers, (iii) a managing dealer fee equal to 1.0% of Gross Proceeds attributable to investments through participating investment advisers, (iv) applicable retail commissions and retail allowances that Alexander may reallow to Selling Group Members, (v) a marketing and due diligence allowance of up to 1.0% of Total Sales, payable only against reasonable documentation of marketing and due diligence expenses actually incurred, and (vi) a $2,000 monthly distribution infrastructure fee payable through the life of the Offering. Except as otherwise provided in the applicable Deal Sheet, no fees, commissions or other compensation will be payable to Alexander with respect to investments by investors sourced, identified or introduced by the Company or its affiliates without the involvement of Alexander or any Selling Group Member.

In order to subscribe to purchase Shares, a prospective investor must visit our investor portal at www.__________.com and complete a subscription agreement and send payment by wire transfer, ACH, credit card, or Stablecoin approved by the Broker, in accordance with the instructions provided within the portal.

Under Rule 251(d)(2)(i)(C) of the Securities Act, in Regulation A offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Statement of which this Offering Circular is a part includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Numbers in this Offering Statement may be rounded to the nearest 100th decimal point.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our Common Stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Common Stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Shares to the extent such risks have not been contemplated by the Company.

3

Risks Related to this Offering and our Common Stock

There is no current market for any shares of the Company’s securities.

You should be prepared to hold this investment indefinitely. There is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company or cryptocurrency exchange service and interest charged on unpaid card balances (which can reach over 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

We need additional capital, which may be on terms more or less favorable than those offered in this offering.

We require additional capital and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or incur debt. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all, or that the terms provided won’t be more or less favorable than those hereby offered. The Company is currently offering Shares in a Regulation D offering for less per Share than the price in this offering, which issuances will be dilutive to investors in this offering.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds;” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares has been determined by management and may not be reflective of their value.

Our management has determined price of the Shares offered by the Company. We have not obtained an independent valuation prior to determining the terms of this Offering. The price of the Shares we are offering was internally determined based upon the illiquidity of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, the per Share price in our Regulation D offering, or last closed round price, and market and economic conditions at the time of the offering. The offering price does not necessarily bear any relationship to our assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment. The offering price for the Common Stock sold in this offering may be more or less than the fair market value for our Common Stock.

The best efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Our business model revolves around potentially generating revenue by selling propane, diesel, rubber, and steel composites derived from waste tire recycling through digestors anticipated to be constructed in the future. The Phoenix Digestor is the first of several recycling digestors we plan to build and commercialize, and we will rely on its performance for subsequent recycling digestor designs. Therefore, constructing the Phoenix Digestor is critical to securing present and future revenue streams. This construction requires expending funds on: leasing property in Phoenix, Arizona to situate the Phoenix Digestor; and securing adequate waste tire supplies for degeneration and the catalyst to be used in the low-temperature pyrolytic tire recycling process. Overhead costs for operation of the Phoenix Digestor (lease payments, electricity, tools, office equipment, and fees for personnel travel and food, and funds for catalysts and scrap tires at the Phoenix location) are expected to be advanced by Trend Discovery, LP if sufficient funding is not raised from this Offering; however, there is no guarantee that such funds will be available.

Our ability to create shareholder value in the future is completely dependent upon receiving sufficient proceeds in this Offering to execute our business plans, first and foremost construction of the Phoenix Digestor, to generate anticipated revenue and positive net income.

Shares are being offered on a best-efforts basis. We are not required to sell any specific number or dollar amount of Common Stock, but will use our best efforts to sell the Shares offered by us. As a “best effort” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us. We may close on one or more subscriptions for the Shares and may begin using the proceeds of such subscriptions without regard to the amount raised before any such closing. If we terminate this Offering before selling all Shares offered for sale, we may be unable to apply the amount raised exactly in the manner set forth it the “Use of Proceeds” section. This could result in us being unable to fund the construction of the Phoenix Digestor, which would materially affect our business plan and could result in investors losing some or all of their investment.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of Common Stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

4

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are deployed. During these periods, the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured and/or NCUA-insured banking institutions, which will not yield a return as high as if deployed in our operations.

Shares are being offered under an offering exemption, and if it were later determined that such exemption was not available, purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares should qualify for such exemption the investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the Offering, the Company will not receive a legal opinion to the effect that this Offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our Common Stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board” or “Board of Directors”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investors if such investments would cause benefit plan investors to hold 25% or more of the value of any class of equity interest. If benefit plan investor ownership reaches 25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit, subject to applicable law.

Investors in this offering will be required to arbitrate their claims relating to the purchase of Shares and will not be entitled to a jury trial or to bring class action with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial or to bring or participate in a class action for any eligible claim, which will instead be settled by binding arbitration conducted according to different civil procedures than a court proceeding and which may result in outcomes that are less favorable to the plaintiff(s) than a trial by jury. This arbitration provision applies to all claims arising under or relating to the Subscription Agreement, including, to the extent enforceable, claims arising under the federal securities laws. However, by agreeing to arbitration, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder, and the provision does not act as a waiver of any right or remedy that cannot be waived as a matter of law, including any right or remedy under the Securities Act or the Exchange Act. There is uncertainty as to whether a court would enforce this arbitration provision with respect to claims arising under the federal securities laws, and the enforceability of mandatory arbitration provisions, particularly as applied to such claims, remains the subject of ongoing legal and regulatory debate. The mandatory arbitration provision may discourage investors from bringing claims against the Company and may limit their ability to bring a claim in a judicial forum that they find favorable. Arbitration also differs from court proceedings in ways that may disadvantage investors and create imbalances of resources between the Company and investors, including more limited access to information and discovery, the absence of a right to appeal, and limited rights to consolidate or coordinate claims. By signing the Subscription Agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial and class action rights following consultation with the investor’s legal counsel.

5

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

If we are required to register any Shares under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Company.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. If the number of record holders of our Common Stock exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register our Common Stock with the Commission under the Exchange Act. If we are required to register our Common Stock under the Exchange Act, it would result in significant expense and reporting requirements that would place a financial burden on the Company and a time burden on our management.

Investors will hold minority interests in the Company.

Following this offering, investors in their individual capacities will represent a minority of the Company’s authorized stock. Accordingly, individual investors should anticipate little or no ability to direct the Company’s operations.

Our multi-class capital structure and the super-voting rights of our Series A Preferred Stock concentrate voting control with our management and affiliated entities, and you will have limited ability to influence corporate matters.

Our Series A Preferred Stock carries 10,000 votes per share, compared to one vote per share for our Common Stock. The 5,000 outstanding preferred shares hold approximately 79.1% of our 63,250,002 total votes. The Trend Discovery Entities, affiliated with our CEO and sole director, William B. Hoagland, hold approximately 95% of our Common Stock and 100% of our Series A Preferred Stock, or approximately 98.9% of total voting power, and Mr. Hoagland controls approximately 86.4% through his 93.05% ownership of Trend Discovery, LP. Because Shares sold in this offering carry one vote each, investors will hold only a small minority of voting power even if the Maximum Offering Amount is sold. As a result, our management and its affiliates will control the election of directors and substantially all other stockholder votes, may delay or prevent a change of control, and may act in ways that do not align with your interests.

Investors in our securities could experience immediate and substantial dilution after this offering.

The public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding common shares immediately after this offering. As a result of this dilution, investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation. Further, the Company is currently offering Shares at $5.75 per Share in an offering exempt under Regulation D of the Securities Act, which issuances will dilute investors in this offering. That offering is also for up to $75M.

6

If we do become publicly traded, the Company’s stock price may be volatile.

If the Company were to become publicly traded, the price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for the Common Stock may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Common Stock is fixed and will not vary based on the underlying value of our assets at any time during the offering. Our Board of Directors has determined the offering price in its sole discretion. The fixed offering price for our Common Stock has been based on an assessment of the future potential economic value of PowerLink’s products and operations. This estimation is based on assumptions that may not be accurate. Therefore, the fixed offering price established for our Common Stock may not be indicative of the true market value of the Company, which can only be determined by selling the shares in the public market or priced by an acquirer. Notwithstanding the foregoing, we may change the fixed price of Shares at any time through supplement or amendment to this Offering Circular, as appropriate.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of Preferred Stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional Preferred Stock, the holders of such Preferred Stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Common Stock are not freely transferable and there may not be a market created in which the Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital to use in accordance with our planned use of proceeds. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed. See “Use of Proceeds.”

7

Risks Related to our Business

We depend heavily on our officers and key employees, and turnover of such personnel could harm our business.

Our business and results of operations depend in significant part upon our executives and, if we commercialize recycling digestors as anticipated, future personnel needed to operate such digestors and oversee distributions of recycling byproducts to end users. We expect to rely on recycling digestor operators, maintenance technicians, process engineers, operations managers, and other specialized personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel to replace employees as needed, our business could suffer. Competition for personnel with relevant expertise may be intense because of the small number of qualified individuals, which could materially adversely affect our ability to hire and retain the personnel needed to execute our business plan.

We may change our business strategy without stockholder consent, which may result in riskier operations than our current operations.

We may change our business strategy and guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Offering Circular. A change in our business strategy could expose us to unknown risks.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy, and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an investor to lose all or a portion of their investment. If we are able to raise additional capital it may be on terms different than or more favorable than those hereby offered, which could dilute investors’ interests in the Company. Specifically, we intend to conduct multiple offerings under several securities exemptions under the Securities Act in the next twelve months, any of which offerings could dilute investors or contain terms investors deem more favorable than those offered in this Offering.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of many factors, including the inherent business risks associated with our Company and present and future market conditions. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, it may materially harm our business, financial condition, and results of operations.

We and our auditors have concluded there is substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our audit firm has expressed substantial doubt in our ability to continue as a going concern and the audit report for our 2025 financial statements contain a going concern opinion. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We are an early-stage, pre-revenue company with a limited operating history, which makes it difficult to evaluate our business and prospects.

We were incorporated in 2024, are in a pre-revenue stage of development, and have not commenced revenue-generating operations or generated any revenue to date. As to our tire recycling technology, we have explored existing digestor technologies based on intellectual property we have licensed from Hy-Poly and continue creating improved iterations of our prototype.

As a result, we have no meaningful operating history upon which investors can evaluate our business, financial performance, or prospects. Our operations are subject to all of the risks, expenses, delays, difficulties, complications, and other problems frequently encountered in establishing a new business enterprise, many of which are beyond our control. Our limited history makes it difficult to forecast operating results, manage growth, and predict whether and when we will achieve commercial deployment of our technology, generate revenue, or attain profitability. Our ability to scale operations and generate revenue may be affected by factors including demand for anticipated products, the availability of distribution channels, market competition, general economic conditions, and other tangible and intangible factors. Investors should understand that an investment in an early-stage business is significantly riskier than an investment in a company with an established operating history, and we may never achieve revenues or profitability. If we are unable to successfully execute our business plan, our financial condition will be materially and adversely affected and investors may lose some or all of their investment.

We currently depend on funding advances from Trend Discovery, LP and its affiliates, which are under no binding obligation to continue funding us.

To date, our operations have been funded in substantial part by advances from Trend Discovery, LP and affiliated funds, which are controlled by our Chief Executive Officer and sole director, William B. Hoagland. As of August 28, 2026, Trend Discovery, LP and affiliated funds had advanced approximately $2,495,958 to the Company, and have committed to advance up to $2,500,000, although they retain the right to upsize or downsize that commitment. These advances are not documented by definitive written agreements, bear no interest, and have no fixed maturity date, and Trend Discovery, LP may change the terms on which it provides funding (including by demanding interest, fixed repayment dates, or equity or promissory notes of the Company), or may terminate advances entirely, in its sole discretion. There is no assurance that Trend Discovery, LP or its affiliates will continue to advance funds to us on favorable terms or at all. If such funding is reduced or discontinued and we are unable to raise sufficient proceeds in this offering or from other sources, we may be unable to fund our operations or execute our business plan, and our financial condition and ability to continue as a going concern would be materially and adversely affected.

Disruptions in our distribution networks or in the supply of feedstock could materially and adversely impact our business.

Our anticipated business will depend on reliable access to feedstock—principally end-of-life tires and other waste materials—as well as functioning distribution networks for the propane, diesel, rubber, steel, and other products we expect to generate. We do not currently have binding supply or offtake agreements, and we will rely on relationships with municipalities, waste haulers, tire retailers, and foreign governments that have not yet been formalized. Any interruption in the supply of feedstock, or in the distribution networks for our anticipated products—whether due to logistics constraints, inflationary cost pressures, regulatory changes, loss of key relationships, political instability in foreign markets, or other factors—could reduce the volume of products we are able to process and sell, impair delivery of such products, increase our operating costs, and reduce any margins we may achieve. Reliable distributor networks will be crucial to sales of our anticipated products, and disruptions in those networks could negatively impact our financial performance. Because reliable supply and distribution are critical to generating revenue, any such disruption could have a material adverse effect on our business, financial condition, and results of operations.

Our business could be negatively impacted by cyber security threats, attacks, and other disruptions.

We may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our systems or products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of our products. A disruption, infiltration, or failure of our information infrastructure systems as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters, or accidents could cause breaches of data security, loss of critical data, and performance delays, which in turn could adversely affect our business.

8

Protection of electronically stored data and other cybersecurity is costly, and if our data or systems are materially compromised in spite of this protection, we may incur additional costs, lost opportunities, damage to our reputation, disruption of service or theft of our assets.

We maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to develop our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. Identifying and mitigating cyber risks is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction, or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary, and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

If our information or cyber security systems or data are compromised in a material way, our ability to conduct our business may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and as described above, we may lose revenue. If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be damaged resulting in loss of business or morale, and we may incur costs to remediate possible harm to our customers and employees or damages arising from litigation and/or to pay fines or take other action with respect to judicial or regulatory actions arising out of the incident. Insurance we obtain may not cover losses or damages associated with such attacks or events. Our systems and the systems of third parties with whom we engage are continually attacked.

Failure to comply with federal, state and international laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of federal, state and international laws and regulations govern the collection, use, retention, sharing, export and security of personal information. We also may choose to comply with, or may be required to comply with, self-regulatory obligations or other industry standards. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations, and laws providing for new privacy and security rights and requirements may overlap with each other, and may be enacted or come into effect in different jurisdictions. These requirements may be enacted, interpreted or applied in a manner that is inconsistent from one jurisdiction to another or in a manner that conflicts with other rules or our practices. As a result, some of our practices may be in conflict, or may not comply in the future with all such evolving laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with any federal, state or international privacy or consumer protection-related laws, regulations, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others, including claims for statutory damages asserted on behalf of purported classes of affected persons or other liabilities or require us to change our business practices, including changing, limiting or ceasing altogether the collection, use, sharing, or transfer of data relating to customers, which could materially adversely affect our business, financial condition and operating results.

The Company is not subject to Sarbanes-Oxley regulations.

The Company does not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company.

Additionally, if it were necessary to implement an internal control infrastructure that would meet the standards of the Sarbanes Oxley Act of 2002, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

The Company’s Board of Directors and executives have significant flexibility with regard to the Company’s operations and investments.

The Company’s agreements and arrangements with its management have been established by the Board of Directors and are not on an arm’s-length basis. The Board of Directors and our executives have considerable discretion with respect to all decisions relating to the terms and timing of transactions.

The liability of the management is limited.

As a result of certain exculpation and indemnification provisions in the Articles of Incorporation and Bylaws, the Company’s Board of Directors and officers may not be liable to the Company or its investors for errors of judgment or other acts or omissions not constituting fraud, intentional misconduct, criminal act, or gross negligence. A successful claim for such indemnification would deplete the assets of the Company by the amount paid.

9

The borrowing of funds increases the risks of adverse effects on the Company’s financial condition.

The Company may incur certain indebtedness with debt financing to raise that capital. Payments of principal and interest will reduce cash available for distribution and/or reserve funds set aside for contingencies. If variable rate debt is incurred, increases in interest rates would increase interest costs, which would reduce the Company’s returns. If the Company is unable to obtain such financing, that failure to do so may have a material and adverse effect on the Company’s operations. In such an event, investors could lose some or all of their investments.

Economic conditions in the current period of disruption and instability could adversely affect our ability to access the capital markets, in both the near and long term, and thus adversely affect our business and liquidity.

The current economic conditions related to inflation and instability have had, and likely will continue to have for the foreseeable future, a negative impact on the capital markets. Even if we can raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Current uncertainty in global economic conditions could adversely affect our revenue and business.

Geopolitical tensions, as well as the related international response, have caused inflationary pressures, including causing increases in the price for goods and services and exacerbated global supply chain disruptions, which have resulted in, and may continue to result in, shortages in materials and services and related uncertainties. Such shortages have resulted in, and may continue to result in, cost increases for labor, fuel, materials and services, and could continue to cause costs to increase, and also result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or volatility spill-over effects between international financial markets, or other negative economic factors or associated increases in our operating costs and how that may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit could decrease, and our financial condition and results of operations could be adversely affected. Supply chain disruptions could represent a challenge for the company which may have a material adverse effect in the Company’s operations.

Failure to effectively manage our expected growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our expected growth could place a strain on our managerial, operational and financial resources. Any further growth by us, or any increase in the number of our strategic relationships, will increase the strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect on our financial condition, business prospects and operations and the value of an investment in our company.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our business plan is speculative.

We have not generated any revenues or profits to date. Our present business and planned business are speculative and subject to numerous risks and uncertainties, including those described elsewhere in this section. There is no assurance that the Company will generate any revenues or profits, or that an investor will realize any return on an investment in our Shares.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

10

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business;
●	our ability to manage the Company’s growth;
●	whether the Company can manage relationships with key vendors and advertisers;
●	demand for the Company’s products and services;
●	the timing and costs of new and existing marketing and promotional efforts and/or competition;
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;
●	the overall strength and stability of domestic and international economies.

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

Our business model is evolving.

Our business model is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company needs to increase brand awareness.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name and consumer engagement, among other factors, is critical to achieving widespread acceptance of our future products and attracting new customers and maintaining existing customers. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness, and marketing funds may not be available if we do not raise sufficient proceeds from this Offering. Even if we obtain sufficient funding for promotion, promotion activities may not yield increased revenue, and any increased revenue may not offset marketing expenses incurred. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

We face significant competition that could negatively impact our revenues.

Our industry is competitive. Increased competition could result in decreased revenues, increased marketing expenditures, and/or loss of market share. These and other competitive factors could materially and adversely affect the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

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We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our efforts on particular research programs and products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product, we may relinquish valuable rights to that product through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product. Any such failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

If we are unable to obtain, maintain and protect our intellectual property rights in our proprietary technology, our ability to compete could be negatively impacted.

Our licensed proprietary intellectual property is vital to our business. The market for our products depends to a significant extent on the value associated with our product design, our proprietary technology, brands, and our intellectual property. We rely on confidentiality procedures and contractual restrictions, to establish and protect our intellectual property or other proprietary rights. However, these laws, procedures and restrictions provide only limited and uncertain protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated, including by counterfeiters. The costs required to protect our proprietary intellectual property may be substantial.

To protect or enforce our intellectual property and other proprietary rights, or to determine the enforceability, scope or validity of the intellectual or proprietary rights of others, we may initiate litigation or other proceedings against third parties. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation and other proceedings also put our intellectual property at risk of being invalidated, or if not invalidated, may result in the scope of our intellectual property rights being narrowed. We may provoke third parties to assert claims against us. We may not prevail in any lawsuits or other proceedings that we initiate, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

Our business model depends on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, copyrights and proprietary rights of other parties.

Our business model and results of operations depend at least in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, copyrights and other proprietary rights of others. However, we cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate such rights. Many companies have employed intellectual property litigation to gain a competitive advantage, and to the extent we gain greater visibility and market exposure, we may also face a greater risk of being the subject of such litigation. For these and other reasons, third parties may allege that our products or other or activities infringe, misappropriate or otherwise violate their trademark, copyright or other proprietary rights. Defending against allegations and litigation could be expensive, take significant time, divert management’s attention from other business concerns, and delay getting our products to market. In addition, if we are found to be infringing, misappropriating or otherwise violating third-party trademark, copyright or other proprietary rights, we may need to obtain a license, which may not be available on commercially reasonable terms or at all, or may need to redesign or rebrand our products, which may not be possible. We may also be required to pay substantial damages or be subject to a court order prohibiting us from engaging in certain activities. Any claims of violating others’ intellectual property, even those without merit, could therefore have a material adverse effect on our business, financial condition and results of operations.

Our business is highly dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our officers and employees are at the heart of all of our business efforts. It is their skill, creativity and hard work that drive our success. In particular, our success depends to a significant extent on the continued service and performance of our senior management team, including our Chief Executive Officer. We are highly dependent on his creative talents and relationships, and believe he is integral to our business. The loss of any member of our senior management team, or of any other key employees could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition, cash flow, and results of operations. If these personnel fail to provide adequate services to us, we may incur additional costs to compensate for that failure. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees, and in the event of their death or disability, we would not receive compensation to ameliorate the financial impact of their loss.

12

Use of social media may materially and adversely affect our reputation or subject us to fines or other penalties.

We may rely on our online presence to reach consumers and use third-party social media platforms as marketing tools. As social media platforms continue to rapidly evolve, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new consumers and our financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and result of operations.

Litigation or legal proceedings could expose us to liabilities.

We may in the future become party to litigation claims and legal proceedings. We face litigation risks regarding a variety of issues, including without limitation, copyright infringement, allegations against us, alleged violations of federal and state labor and employment laws, securities laws, and other matters. These proceedings may be time consuming, expensive and disruptive to normal business operations. The defense of such lawsuits could result in significant expense and the diversion of our management’s time and attention from the operation of our business. Costs we incur to defend or to satisfy a judgment or settlement of these claims may not be covered by insurance or could exceed the amount of that coverage or increase our insurance costs and could have a material adverse effect on our financial condition, results of operations, liquidity and cash flows.

Product liability claims may subject the Company to increased costs.

We may be subject to product liability claims in the future. Although the Company has not experienced any material losses due to product liability claims to date, it may be a party to product liability claims in the future and incur significant costs in their defense. Product liability claims often create negative publicity, which could materially damage the Company’s reputation and its brands. Although the Company maintains insurance, its coverage may be inadequate to cover any liabilities it may incur.

Our business is subject to government regulation in various areas, and the increasing costs of compliance efforts, as well as any potential non-compliance, could adversely impact our business.

We are subject to laws and regulations affecting our operations in a number of areas, including consumer protection, labor and employment, data privacy, product safety, and environmental. Compliance with these and similar laws and regulations may require significant effort and expense, and variances and inconsistencies in requirements among jurisdictions may exacerbate this effort and expense. Multiple jurisdictions may claim that the Company is required to do business as a foreign corporation in one or more of those jurisdictions. Failure to qualify as a foreign corporation in a jurisdiction where the Company is required to do so could subject it to taxes and penalties. States or foreign governments may charge the Company with violations of local laws. The time and expense of compliance with existing and future regulations could, in the aggregate, adversely affect our results of operations, limit our product and service offerings in one or more regions, constrain our marketing efforts, or otherwise cause us to change or limit our business practices. Any new law or regulation, or the application or interpretation of existing laws, may adversely impact our growth and operations.

Our business model will depend on our ability to decompose waste (initially tires) and repurpose waste into usable products. If a viable substitute technology to such our recycling methods emerges and gains market acceptance, our business, financial condition and results of operations will be materially and adversely affected. Furthermore, our failure to keep up with rapid technological changes and evolving industry standards within the recycling market may adversely affect our financial performance.

If successfully constructed, developed, and commercially deployed, digestors will be used to decompose tires through a low-temperature pyrolytic thermochemical process into sellable propane, diesel, steel, and rubber resulting from that decomposition. Some companies in the tire recycling industry may be simultaneously researching and developing alternative recycling technologies. If any viable substitute processes to the low-temperature pyrolytic tire recycling process we use or other technologies develop to be more efficacious, our business, financial condition and results of operations may be materially and adversely affected. We will face similar risks with other technologies we develop, acquire or deploy for converting waste and stranded natural resources to energy and commodities.

Our ability to adapt to evolving industry standards and anticipate future standards will be a significant factor in maintaining and improving our competitive position and our prospects for growth. However, our efforts may not lead to improved financial performance. On the other hand, our competitors may improve their technologies or even achieve technological breakthroughs, including in tire recycling and related markets, which may adversely impact our ability to compete and adversely impact our financial performance. Our failure to effectively keep up with rapid technological changes and evolving industry standards by maintaining competitive recycling and related processes may negatively impact our ability to generate revenue.

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Uncontrollable factors may affect the demand for the propane, diesel, rubber, and steel composites we envision generating from anticipated tire recycling digestors, which in turn may materially and adversely impact our financial performance.

Our financial performance significantly depends upon our ability to sell propane, diesel, rubber, and steel composites which we envision generating from the anticipated tire recycling digestors described in this Offering Statement. The demand for propane may be influenced by factors such as weather patterns, agricultural needs of end users, and petrochemical industry requirements, to name some. The demand for diesel may be influenced by broader economic trends as well as seasonal changes as well as level of industrial activity, to name some factors. Rubber demand may be influenced by factors such as performance of the automobile industry, natural rubber production, and activity in rubber application sectors. Steel demand may be influenced by factors such as economic conditions, energy prices, raw material costs, and currency exchange rates, amongst other things. We cannot control such factors affecting demand for propane, diesel, rubber, and steel. If demand decreases at such levels as would make us unable to sell enough propane, diesel, rubber, and steel composites generated by our anticipated tire recycling digestors, our financial performance will be adversely impacted. We cannot assure that there will be sufficient demand for the propane, diesel, rubber, and steel composite byproducts generated by our anticipated recycling digestors in the future.

We do not currently have any customers.

As of the date of this Offering Statement, we have not generated any products anticipated to be a source of our revenue, including propane, diesel, rubber, or steel composites anticipated from our recycling operations. We do not currently have any customers. Although we anticipate potential future clients to be large-scale industrial users of diesel and propane, construction companies interested in rubber composites, steel wholesalers, governments, and blockchain companies, we cannot assure that we will secure such clients. Additionally, we cannot assure that customer demand for these products will be at levels sufficient to establish and maintain profit. If we fail to secure sufficient customers in the future, our financial performance will be negatively impacted and we may be unable to continue as a going concern.

The recycling business presents numerous work and health hazards, which may adversely impact our financial performance.

There are many occupational hazards associated with the recycling business, including within the tire recycling business. Employees we hire in the future can be exposed to fire hazards, airborne irritants, hearing damage from the noise generated from recycling, and hazards associated with large moving vehicles in the work vicinity, amongst other things. We cannot provide assurance that we can completely mitigate these risks for future employees we hire (assuming sufficient proceeds are raised in this Offering), which risks may harm our business and financial performance. We may also have to incur additional costs to guard against these hazards, which may reduce the amount of financial resources we can allocate to other aspects of our business.

We will need to incur significant operating costs in the near future and cannot assure that we can recoup these potential costs to continue operating profitably or as a going concern.

We expect to incur significant operating costs, particularly for the construction of digestors, operational costs, leases for real property, and various overhead costs. These operational costs may include costs to hire personnel to operate the digestors, leases for property where warehouse digestors are located, electricity, lease payments, catalyst needed to initiate the waste recycling process, waste tire fees, tools, office equipment, and fees for personnel travel and food. We cannot guarantee a return on our monetary investments into these items. If we fail to recoup these costs, our financial performance will be adversely affected and there is a material risk we cannot continue as a going concern.

We operate within a market sector that is still developing, and we cannot guarantee that we will establish and maintain a robust financial position in order to become profitable.

Our business operates in the tire recycling sector, which is still developing and has few competitors. There is uncertainty as to how this sector will develop in the future and which competitors will emerge, if any. There is also uncertainty as to market conditions in this sector. These uncertainties mean we cannot guarantee that we will perform at the financial level needed to become profitable. Any failure on our part to maintain a robust financial position could adversely affect our ability to become profitable.

Strikes and other union activity may negatively impact our financial performance.

The services of engineers, designers, researchers and other talent, trade employees and others that we engage in the future may be subject to collective bargaining agreements. If we are unable to renew expiring collective bargaining agreements in the future, the affected unions could respond with strikes or work stoppages. Such actions, as well as significant labor disputes and higher costs associated with the negotiation of collective bargaining agreements, could adversely affect our business by causing delays in production and in release dates or by reducing our products’ profit margins.

Compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be obligated to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

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If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth Company” and will be subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

If we become a public reporting Company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth Company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth Company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, which allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period, and this election is irrevocable. As a result, our financial statements may not be comparable to those of companies that comply with new or revised accounting standards as of public company effective dates. We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period; or (iv) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC. We cannot be certain whether investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market (if any develops) for our Common Stock and the price of our Common Stock may be more volatile.

Third-party claims of intellectual property infringement may prevent, delay or otherwise interfere with our product discovery and development efforts.

Our commercial success depends in part on our ability to develop, manufacture, market and use our proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our products and/or proprietary technologies infringe, misappropriate or otherwise violate their intellectual property rights.

The Company’s energy storage and distribution systems are key to its business model, and if they fail or underperform, it could lead to significant delays or operational failures.

Our business model contemplates capturing stranded and waste energy and using it to power blockchain, AI, and other computing systems, often in regions with limited or unreliable grid infrastructure. Efficient energy storage and distribution are therefore critical to our anticipated operations. The energy storage and distribution technologies we intend to deploy are capital-intensive, technically complex, and have not been proven at commercial scale within our business. If these systems fail, underperform, are delayed, or prove more costly than anticipated, or if we are unable to integrate them effectively with our energy conversion and computing operations, we could experience significant delays, operational failures, increased costs, and an inability to deliver energy or services to customers. Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.

Changes in energy, blockchain, and AI regulations could increase compliance costs or disrupt the Company’s business model, particularly in emerging markets.

We intend to operate across multiple jurisdictions-including the United States and various emerging markets in Africa, the Caribbean, and Latin America-each of which has its own evolving regulatory framework governing energy production and distribution, environmental matters, blockchain and digital assets, and artificial intelligence. These regulatory environments are subject to rapid and unpredictable change, and requirements may be inconsistent or conflicting from one jurisdiction to another. New or changed laws, regulations, taxes, licensing requirements, or restrictions-or new interpretations of existing ones-could substantially increase our compliance costs, delay or prevent the deployment of our technology in certain regions, require us to modify our business model, or expose us to fines, penalties, or operational halts. Our limited resources may make compliance across multiple jurisdictions particularly burdensome. Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.

Our ability to scale depends on securing permits, building infrastructure, and maintaining relationships with local governments and communities, and delays or failures in these areas could significantly hinder our operations.

A significant portion of our anticipated business depends on developing physical infrastructure-including digestors, gathering and processing units, microgrids, and related facilities-in the United States and in small or developing countries that frequently lack established infrastructure. Deploying this infrastructure will require us to obtain numerous permits, approvals, rights-of-way, and licenses from federal, state, local, and foreign governmental authorities, and to satisfy environmental, zoning, construction, and operational requirements that vary by jurisdiction and are subject to change. We may also depend on the cooperation of local governments, landowners, and communities, and we could encounter local opposition, community resistance, or shifting governmental expectations. Any delay or failure in securing required permits or approvals, in constructing or commissioning infrastructure on schedule and within budget, or in maintaining productive relationships with local governments and communities could significantly delay or prevent the deployment of our technology, increase our costs, hinder our ability to scale operations, and have a material adverse effect on our business, financial condition, and results of operations.

Operating in emerging and developing markets exposes us to political, economic, currency, and country-specific risks that could materially and adversely affect our business.

We intend to operate in emerging and developing markets, including in Africa, the Caribbean, and Latin America, which expose us to risks that are greater than, or different from, those associated with operating in the United States. These risks include political and social instability, civil unrest, changes in government or government policy, expropriation or nationalization of assets, corruption, inconsistent or underdeveloped legal systems and limited or unpredictable enforcement of contract and property rights, currency exchange rate volatility, currency controls and restrictions on the repatriation of funds, inflation, high taxation or tariffs, sanctions and trade restrictions, limited or unreliable local infrastructure, supply chain disruptions, and difficulties in market entry. We may have limited recourse if any of these risks materialize, and our limited resources and operating history make us particularly vulnerable to them. Any of these conditions could disrupt or prevent our operations in the affected markets, increase our costs, impair our ability to generate revenue, and have a material adverse effect on our business, financial condition, and results of operations.

The Company’s intention to integrate blockchain technology into its operations exposes it to various risks, including the potential for security breaches, network failures, and technological obsolescence.

Blockchain is a relatively new and rapidly evolving technology, and our intended integration of blockchain-based transparency and traceability tools to create a digital ledger is subject to a number of risks. The usefulness of any blockchain-based system would depend on the accuracy, completeness, and timeliness of the information entered into the system. Blockchain technology may create a tamper-resistant record of information after it is entered, but it does not independently verify whether the underlying information is accurate, complete, authorized, or free from manipulation. Any data recorded on our digital ledger may depend on off-chain inputs from our employees, vendors, customers, counterparties, sensors, meters, logistics providers, regulators, or other third parties. If inaccurate, incomplete, fraudulent, or misleading information is entered into or linked to a blockchain-based system, our traceability records, ESG reporting, royalty calculations, customer disclosures, compliance records, and business decisions could be unreliable, which could result in contractual disputes, regulatory scrutiny, reputational harm, or financial loss. We have not yet developed any blockchain technology or smart contracts, have not selected a platform, vendor, or architecture, have not entered into any contract to do so, and may ultimately determine not to pursue such technology. If we do pursue it, we currently do not have an implementation timeline. Further, the systems we develop or adopt may not perform as expected, may contain undetected defects or vulnerabilities, and could be subject to security breaches, hacking, theft, fraud, network failures, or other disruptions that could compromise data integrity, result in the loss or misuse of sensitive information, and damage our reputation. In addition, blockchain platforms and protocols may become obsolete or be superseded by newer technologies, which could require us to incur significant costs to transition or upgrade our systems or render our prior investments obsolete. Any of the foregoing could harm our operations, reputation, and financial position and could undermine the transparency benefits that are central to our business model.

Regulatory developments related to blockchain technology are still evolving, and future regulations could impact the Company’s ability to integrate or use blockchain-based transparency tools.

As the use of blockchain technology becomes more widespread, governments and regulatory bodies around the world are increasingly scrutinizing its applications, particularly in energy markets, financial transactions, and data privacy. The Company may face the risk of sudden regulatory changes, including new taxes, restrictions, or compliance requirements, that could significantly increase the cost of doing business, disrupt operations, or even prevent the Company from utilizing blockchain technology in certain regions. Additionally, some jurisdictions may impose licensing or operational restrictions on blockchain-based systems, which could limit the Company’s ability to deploy its technology or force it to alter its business model.

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Moreover, if regulators decide to treat blockchain or cryptocurrency-related activities as illegal or heavily regulated in specific countries where the Company intends to operate, it could face operational halts, fines, or other penalties. Regulatory uncertainty surrounding blockchain could also create barriers to attracting investors or partnerships, as potential stakeholders may perceive the regulatory environment as too risky or unpredictable. Furthermore, if the Company is forced to adapt to different regulations in various countries, it could lead to costly legal battles or delays in product deployment, thereby hindering its market entry and expansion plans.

The immutability and transparency of blockchain records may conflict with privacy, confidentiality, contractual, and regulatory obligations.

Blockchain-based systems may be designed to create records that are difficult or impossible to modify, delete, or fully obscure once recorded. If we record or link personal information, confidential business information, commercially sensitive data, customer or vendor information, location data, pricing information, royalty information, operational data, environmental data, or erroneous information to a blockchain-based system, we may be unable to delete, correct, restrict, or safeguard such information in the manner required by applicable law, contractual obligations, commercial expectations, or regulatory guidance. Public, permissioned, or third-party blockchain systems may also replicate information across distributed networks or make metadata available to parties outside our control. Any failure to manage these risks could result in privacy claims, confidentiality breaches, commercial disputes, regulatory scrutiny, remediation costs, reputational harm, or limitations on our ability to use blockchain-based systems.

The blockchain network intended to be used by the Company may encounter limitations in transaction throughput, and the environmental impact of running blockchain systems could potentially counteract the environmental benefits the Company aims to achieve.

While blockchain technology offers significant advantages in terms of transparency, security, and decentralization, there are inherent risks related to its scalability and energy consumption. If the blockchain network used by the Company encounters transaction bottlenecks or cannot process a sufficient volume of transactions, it could result in delays, inefficiencies, or the inability to scale operations as anticipated. These limitations could affect the timeliness and reliability of energy trading, data verification, and other processes critical to the Company’s business model, potentially damaging its reputation and financial standing.

The environmental impact of maintaining blockchain networks is another significant concern. Many blockchain platforms, especially those utilizing proof-of-work mechanisms, consume large amounts of energy for mining and transaction validation. This consumption could counteract the Company’s goals of promoting sustainable and clean energy practices. If the blockchain network’s energy consumption exceeds the environmental benefits generated by the Company’s energy production model, the Company’s environmental credentials could be called into question by regulators, investors, and the public.

Moreover, as the blockchain ecosystem evolves, the Company could face pressure to transition to more energy-efficient blockchain platforms or technologies. However, this transition could involve significant costs and technical challenges, particularly if the Company has already invested heavily in existing blockchain infrastructure. There is also the risk that new, more environmentally friendly blockchain technologies may not yet be fully tested or widely adopted, which could delay the Company’s efforts to adopt more sustainable practices while maintaining operational efficiency.

We may depend on third-party blockchain platforms, software providers, developers, validators, or other service providers, and failures by those parties or changes to the underlying blockchain protocols could adversely affect our business.

If we deploy blockchain-based tools, we may rely on third-party technology providers, cloud infrastructure providers, software developers, wallet or custody providers, data-oracle providers, network validators, or other service providers. We may have limited control over the performance, security, availability, governance, or future development of these third-party systems. Third-party platforms may experience outages, cyberattacks, coding errors, smart-contract vulnerabilities, governance disputes, protocol changes, forks, data loss, service interruptions, insolvency, regulatory restrictions, or discontinuation of services. Any such event could impair the functionality of our blockchain-based systems, require costly remediation or migration to alternative technologies, delay our operations, compromise data integrity, or harm our reputation.

In addition, blockchain protocols and related technologies are rapidly evolving. A platform or protocol we select may become obsolete, unsupported, less secure, less widely adopted, or incompatible with other systems that we or our counterparties use. Migrating to a different platform could be costly, time-consuming, technically difficult, or impracticable, particularly if we have already integrated the original platform into our operations. Any inability to maintain, adapt, or replace blockchain-based systems could adversely affect our business, financial condition, and results of operations.

Our ongoing discussions and anticipated dealings with foreign regulators, vendors, customers, and business partners expose us to heightened legal, contractual, anti-corruption, and tax risks, particularly in less-developed countries.

We have been, and expect to continue to be, in discussions with various foreign regulators, vendors, customers, and business partners, including parties located in emerging and developing markets in Africa, the Caribbean, and Latin America. Conducting business with foreign entities, particularly those in less-developed countries, subjects us to significant risks that are greater than if we limited operations domestically. These risks include difficulty in negotiating, overseeing, monitoring, and enforcing contractual terms with counterparties located in foreign jurisdictions, especially where legal systems may be underdeveloped, inconsistent, or subject to limited or unpredictable enforcement of contract and property rights, and where pursuing remedies may be costly, time-consuming, or impractical. In addition, our dealings with foreign governments, government-affiliated entities, and other third parties expose us to anti-corruption and anti-bribery laws, including the U.S. Foreign Corrupt Practices Act (the “FCPA”) and similar laws in other jurisdictions, violations of which can result in substantial civil and criminal fines and penalties, reputational harm, and other sanctions. The risk of violations may be heightened in countries where corruption is more prevalent and where we rely on local agents, partners, or intermediaries whose conduct we may not fully control. We may also be subject to complex, inconsistent, or unexpected foreign taxes, tariffs, withholding requirements, currency controls, sanctions, and trade restrictions, as well as evolving regulatory and licensing requirements, any of which could increase our costs, delay or prevent our operations, or expose us to penalties. Our limited resources and operating history make us particularly vulnerable to these risks, and any failure to manage them effectively could have a material adverse effect on our business, financial condition, and results of operations.

Because we are developing new business segments and expanding our business plan, we may not be aware of all of the risks we face, and the risks we have identified may not be fully developed.

We are an early-stage company that is actively developing new business segments and expanding and refining our business plan, including our anticipated operations in waste and tire recycling, stranded resource capture, modular microgrids, and blockchain-based transparency tools across multiple jurisdictions. Because our business and the markets in which we intend to operate are new, rapidly evolving, and in many respects unproven, we are not yet aware of all of the risks that we may ultimately face. The risk factors described in this Offering Circular reflect only those risks that we have identified to date, and even as to those risks, our understanding and description of them may be incomplete or may not be fully developed. Additional risks and uncertainties that we are not currently aware of, or that we currently deem immaterial, may also materially and adversely affect our business, financial condition, and results of operations. As our business and business plan continue to evolve, new risks are likely to emerge, and we may be unable to predict, identify, or mitigate such risks in a timely manner or at all, any of which could cause investors to lose some or all of their investment.

Our business plan involves using a significant portion of the proceeds from this offering allocated to acquisitions to acquire businesses or assets from related parties, which may involve conflicts of interest and may not be on terms favorable to us.

We currently intend to use a significant portion of the net proceeds from this offering allocated to acquisitions to acquire one or more businesses, assets, or ownership interests from related parties, including entities affiliated with our officers, directors, significant stockholders, or their respective affiliates. These transactions may involve inherent conflicts of interest because the related parties may have interests that differ from, or are adverse to, the interests of the Company and its investors. The terms of any such acquisitions, including the purchase price, consideration, representations and warranties, indemnification rights, closing conditions, and post-closing obligations, may not be negotiated on an arm’s-length basis and may be less favorable to us than terms that could be obtained from unaffiliated third parties. We may also rely on valuations, financial information, projections, or other materials provided by or involving the related parties, which may be difficult to verify independently and may prove to be inaccurate or incomplete.

If we overpay for any related-party business or asset, acquire a business that fails to perform as expected, assume unexpected liabilities, or are unable to successfully integrate the acquired business into our operations, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In addition, the use of offering proceeds for related-party acquisitions may reduce the amount of capital available for our existing operations, growth initiatives, working capital, and other corporate purposes. The existence or perception of conflicts of interest in connection with these acquisitions could also harm investor confidence, subject us to regulatory scrutiny, or result in disputes or litigation. As a result, investors may lose some or all of their investment.

Our use of Offering proceeds for payroll may not directly increase our revenue or asset holdings.

We intend to allocate approximately $3,080,000 of the net proceeds from this offering to payroll and related personnel expenses, including to transition employees of related party entities into being employees of the Company. Although we believe these expenditures are necessary to support our operations, retain personnel, and execute our business plan, the use of offering proceeds for payroll will not directly result in the acquisition of tangible assets or generate immediate revenue. If our personnel costs do not result in increased sales, operational efficiencies, product development milestones, or other measurable business improvements, investors may not realize a corresponding benefit from this allocation of proceeds.

In addition, payroll expenses are recurring in nature, and the use of offering proceeds to fund these costs may provide only temporary working capital support. If we are unable to generate sufficient revenue or obtain additional financing before these proceeds are exhausted, we may be required to reduce headcount, defer compensation, curtail operations, or seek additional capital on terms that may be unfavorable or dilutive to investors. There can be no assurance that the allocation of offering proceeds to payroll will improve our financial condition, operating results, or prospects.

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SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

Investors should be aware that, compared to the Offering price of $6.25 per Share, the average effective cash cost to the Company’s officers, directors, promoters and affiliated persons for the 13,250,002 founders’ Shares of Common Stock acquired by them in a transaction during the past year was $0.001 (par value). Therefore, the public offering price of our Shares is higher than the pro forma net tangible book value per share of the outstanding common shares immediately after this offering. Additionally, the Company is offering Shares in a private placement for $6.00 per Share. Thus, such issuances will cause dilution to investors purchasing in this offering; however, the amount of dilution cannot be determined, as such figure will depend on how many Shares are sold in the Company’s respective offerings. Consequently, investors in this offering are expected to experience immediate and substantial dilution due to the issuances to insiders and concurrent offering at a lower price. Investors purchasing Shares in this offering could receive significantly less than the full purchase price that they paid for the Shares purchased in this offering in the event of a liquidation or other sale of Shares.

The Shares do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that an investor may have in the Company. The Company intends to make future equity issuances outside of this offering, which could dilute investors. If the Company issues more Shares, which is its intent, an investor could experience value dilution, with each Share being worth less than before, control dilution, with the total percentage an investor owns being less than before, or earnings dilution, with a reduction in the amount earned per interest.

Investors should not purchase Shares expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value.

Valuation Consideration

As discussed above, the valuation of the Company will determine the amount by which the investor’s stake may be diluted in the future. There are several ways to value a company, and none of them is perfect and all of them involve a certain amount of estimation. The same method can produce a different valuation if used by a different person and each different method of valuation would generally produce a different result.

We determined the offering price for this offering primarily based on the price of Shares in its Regulation D offering, projected revenue, comparative company valuations and the last priced round of the Company. We cannot guarantee that the Share price is an accurate reflection of their value. Our implied valuation prior to this offering, calculated by multiplying our 13,257,298 issued and outstanding Shares by the price per Share of $6.00 based on the price in our open Regulation D offering, is $79,543,788. Our implied valuation prior to this offering, calculated by multiplying our 13,257,298 issued and outstanding Shares by the price per Share of $6.25 offered in this offering, is $82,858,113. There is no guarantee that either number is reflective of our actual value or that investors will be able to receive $6.00 or $6.25 in a sale of Shares of liquidation of the Company.

PLAN OF DISTRIBUTION

We are offering up to 12,000,000 Shares of our Common Stock in the Company at a price per Share of $6.25, for a potential maximum Offering Amount of $75,000,000. There is no minimum offering amount and no provision to return investor funds if a minimum number of Shares is not sold. All accepted subscription funds will be immediately available for the Company’s use. No fractional Shares will be issued. The minimum investment established for each investor is $1,000, which minimum may be waived by the Company on a case-by-case basis for any reason or no reason at all. We reserve the right to reject any investor’s subscription in whole or in part for any reason. If a subscription is rejected in whole or in part, a refund will typically be processed within five (5) to ten (10) business days after approval. However, the actual timing for the refund to process may vary and may take longer due to factors outside the Company’s control, including payment processor, financial institution, card network, or banking delays.

We intend to conduct multiple separate closings on a rolling basis no less frequently than every 30 days. This offering will terminate at the earlier to occur of: (i) all Shares offered hereby being sold, (ii) the date three years from the date this Offering Circular is initially qualified by the SEC (provided the Company files annual post qualification amendments to update its financial and other material disclosures), or (iii) such earlier date as terminated by the Company.

Notwithstanding the foregoing, if we file a new Offering Statement covering the Shares before the end of the three-year period and identify on the cover page of the new Offering Circular the amount of unsold Shares being included, the Shares covered by this Offering Statement may continue to be offered and sold until the earlier of the qualification date of the new Offering Statement or 180 calendar days after the third anniversary of the initial qualification date of this Offering Statement, provided we are current in our periodic filings under Rule 257(b).

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Agreement with Alexander Capital, L.P.

We have engaged Alexander Capital, L.P. as the managing broker-dealer to assist in our capital raise on a best-efforts basis in those states where Broker is registered to undertake such activities. The Broker may engage selling group members to solicit purchasers, but is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities.

The Broker will provide managing broker-dealer and distribution services to the Company in accordance with the Managing Broker-Dealer Agreement and applicable deal sheet. The Company may license technology from a third party or develop technology internally to support the online subscription process.

Broker has not approved, endorsed or passed upon the merits of purchasing the interests. Broker is acting as managing broker-dealer and agent in connection with the Offering on a best-efforts basis. Broker is not purchasing the Shares from the Company as principal, has no firm commitment to purchase any Shares, and is not obligated to sell any minimum number or dollar amount of Shares.Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

Fees, Commissions and Discounts

The following table shows the total maximum discounts and commissions payable to the Broker.

	Per Share		Total
Public offering price		$6.25	$75,000,000
Maximum broker commissions and fees,	$		$4,500,000
Proceeds, before other expenses		$875	$70,500,000

Managing Broker-Dealer Services

The compensation described below payable to Broker will be determined pursuant to the Managing Broker-Dealer Agreement and applicable deal sheet. Broker has not approved, endorsed or passed upon the merits of purchasing the interests. Broker is not participating as an underwriter and under no circumstance will it recommend our Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by our Company. All inquiries regarding this offering should be made directly to our Company.

a.) Managing Broker-Dealer Services

The Broker has agreed to provide the following services for compensation payable pursuant to the Managing Broker-Dealer Agreement and applicable deal sheet:

●	Reviewing and performing due diligence on our Company and our management and principals and consulting with us regarding same;

●	Consulting with our Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

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●	White labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with our Company on question customization for investor questionnaire;

●	Consulting with our Company on selection of webhosting services;

●	Consulting with our Company on completing template for the Offering campaign page;

●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;

●	Providing advice to our Company on preparation and completion of this Offering Circular;

●	Advising our Company on how to configure our website for the offering working with prospective investors;

●	Provide extensive review, training and advice to our Company and our personnel on how to configure and use the electronic platform for the Offering, whether licensed from a third party or developed internally;

●	Assisting our Company in the preparation of state, Commission and FINRA filings related to the Offering;

●	Working with our personnel and counsel in providing information to the extent necessary;

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

●	Coordinating with third-party agents and vendors in connection with performance of services;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●	Providing a dedicated account manager; and

●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements.

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Investor Qualification Standards

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

How to Subscribe

In order to invest, you will be required to subscribe to the offering via the Company’s investor portal at www._____________.com, whereby investors in the offering will receive, review, execute, and deliver subscription agreements (each, a “Subscription Agreement”) electronically through our investment portal. Any potential investor will have time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. Payment of the purchase price for the interests will be made through a third-party processor through our investment portal.

Investors may subscribe by tendering funds via wire, credit or debit card, ACH, or accepted Stablecoin only; checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed through the Company’s payment processing arrangements. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and any applicable holdback). The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company for our use.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to: in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act.

All Shares will be issued in electronic form in book entry by our transfer agent. Once an investor’s Shares have been issued, the investor will become a stockholder of our Company.

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Investor Processing

Once a prospective investor submits a completed subscription agreement and tenders payment through our investor portal, the subscription will be promptly reviewed by the Broker, which will conduct anti-money laundering (“AML”) and know-your-customer (“KYC”) compliance checks and verify the investor’s identity. Once an investor passes these checks, the Broker will notify the Company, and the Company will then determine whether to accept or reject the subscription. The Company may accept or reject any subscription, in whole or in part, for any reason or no reason at all; however, the Company generally would reject a subscription if an issue arises during the AML/KYC review or if the investor fails to fully fund the investment.

The Company will accept or reject each subscription agreement within 30 days following its receipt. If a subscription is rejected, the investor’s funds will be returned without interest or deduction. If a subscription is accepted, settlement will occur promptly following the Company’s final determination to accept the subscription, at which time the investor’s funds will be released to the Company and the Shares will be issued to the investor in book-entry form by our transfer agent. Investors will be informed of the settlement cycle and the status of their subscription through the investor portal and/or email.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

we may provide an “Offering Circular supplement” that may add, update or change information contained in this Offering Circular. We will also amend our Offering Statement annually while this offering is open to include updated financial statements. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Shares offered hereby and the intended uses of such proceeds.

Capital Sources and Uses

	100%	75%	50%	25%
Proceeds from Sale of Shares	$75,000,000.00	56,250,000.00	37,500,000.00	18,750,000.00
Offering Costs (1)	$4,577,500.00	3,452,500.00	2,327,500.00	1,202,500.00

Use of Net Proceeds:
Pilot Deployments (U.S. & international)(2)	$12,500,000.00	9,375,000.00	7,250,000.00	4,125,000.00
Digital Infrastructure (blockchain & IT)(3)	$2,500,000.00	2,000,000.00	1,500,000.00	1,000,000.00
Marketing (4)	$4,250,000.00	2,587,500.00	2,125,000.00	1,062,500.00
Regulatory Compliance & Permitting (5)	$3,250,000.00	2,437,500.00	1,625,000.00	812,500.00
Product Engineering & Technology Development (6)	$8,500,000.00	7,375,000.00	6,250,000.00	4,125,000.00
Acquisitions (7)	$20,000,000.00	14,475,000.00	6,750,000.00	1,625,000
Payroll (8)	$3,080,000.00	2,464,000.00	1,848,000.00	1,232,000.00
Working Capital (9)	$16,342,500.00	12,083,500.00	7,824,500.00	3,565,500.00

Notes:

(1)

Alexander Capital, L.P., referred to herein as the “Broker,” is engaged as managing broker-dealer in connection with this Offering. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive compensation pursuant to the Managing Broker-Dealer Agreement and applicable Deal Sheet, including (i) a managing broker-dealer fee equal to 1.0% of Gross Offering Proceeds, (ii) a managing dealer fee equal to 3.0% of Gross Proceeds attributable to investments through participating broker-dealers, (iii) a managing dealer fee equal to 1.0% of Gross Proceeds attributable to investments through participating investment advisers, (iv) applicable retail commissions and retail allowances, which may be reallowed to selling group members, (v) a marketing and due diligence allowance of up to 1.0% of Total Sales, payable only against reasonable documentation of marketing and due diligence expenses actually incurred, (vi) applicable regulatory filing fees, if any, as provided in the Managing Broker-Dealer Agreement and applicable Deal Sheet, and (vii) a $2,000 monthly distribution infrastructure fee payable through the life of the Offering. No fees, commissions or other compensation will be payable to the Broker with respect to investments by investors sourced, identified or introduced by the Company or its affiliates without the involvement of the Broker or any selling group member. The Company also expects to incur other expenses relating to this Offering, including legal, accounting, compliance, travel, marketing, technology, printing and other miscellaneous fees. Any amounts budgeted for, but not spent on, offering expenses will be reallocated pro rata among the other categories in the above table.

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(2)

These funds will be deployed toward the acquisition or build-out of warehouse facilities and the construction, installation, and commissioning of our digestors in the United States and internationally. The cost of each deployment will vary by location and is expected to be influenced by a number of factors, including the size of the facility and digestor, the volume of product to be processed, prevailing market prices in the relevant jurisdiction, and local labor and construction costs. The Company currently estimates that making a single warehouse digestor operational-including site entitlements, permits, construction of the digestor itself, equipment installation, integration, and testing-will cost approximately $4,000,000 net, after factoring in carbon credits. Modular units are expected to cost approximately $300,000 - $400,000. Because these costs are estimates only and remain subject to significant uncertainty, including funding availability, equipment delivery and installation timelines, permitting, and technical performance, actual costs may differ materially.

In addition to the foregoing, PowerLink, and a related party, has delivered a proposal for up to 150 megawatts of name plate capacity to be installed in the Kingdom of Eswatini. Solar infrastructure deployment, with battery energy storage solutions, will be the primary focus for the Eswatini PPA. Secondarily, hydroelectric turbines and our tire digestion solution will be a part of the demonstration and pilots in Eswatini. Four small demo turbines have been paid for with growth expected in late-2026.

(3)

This line item consists of anticipated expenditures relating to the Company’s information technology systems and its proposed blockchain-based transparency and traceability initiative, including amounts the Company may pay to third-party developers or service providers to design, build, and maintain such systems, as well as related hardware, software, hosting, integration, data management, and cybersecurity costs. The Company has determined that grid interconnection will be an important component in its strategy, but grid interconnection is not immediately available without grid studies that take time. The PowerLink team has determined, with the assistance of ARM Group, an electrical infrastructure design and installation civil engineering group, that local power consumption is an intermediary value creation mechanism and is an ideal solution pre-grid interconnect. We have a permit to install six 1 megawatt Waukesha series 2 low emission natural gas generators in the Marcellus Shale region of north central Pennsylvania under a 15 megawatt permit issued by the Pennsylvania DEP.

As described under “Description of Business” and “Risk Factors,” the Company has no prior experience with blockchain technologies, is in the early stages of evaluating the scope, cost, and timeline of any blockchain deployment, has not entered into any agreement to develop such technology, and may ultimately determine not to pursue it. Accordingly, the amounts allocated to this line item are estimates only and may be reallocated to other categories in the table if the Company elects not to proceed with, or reduces the scope of, these initiatives.

(4)	These funds will be used to implement strategies to facilitate current and prospective stakeholder engagement through digital content creation and outreach.

(5)	These funds are to be allocated to civil engineering work, environmental, energy, and operating permitting and other associated costs with placement of our physical structures and the emissions related to our various energy project, including local entity formation, contractual structuring in foreign jurisdictions, and legal work required to bring projects into compliance in targeted markets.

(6)	This category includes all the costs associated with our R&D facility in Arizona. We will acquire machining equipment, tooling, chemical testing hardware and various other mission critical items to expand our testing and manufacturing capability to integrate off the shelf systems or to build novel equipment including our proprietary tire digestor. Our Chief of Hardware intends to expand our headcount by up to 5 personnel in order to accelerate our R&D and manufacturing capability in Arizona. Our globally deployed fleet of solutions will be shipped from Arizona.

(7)	Approximately $13,000,000 in planned acquisitions are with related parties. PowerLink intends to acquire several related party entities, as well as several third-party entities, and merge those operations in 2026. Those entities may include: Trend Discovery SPV V (an affiliated entity); PowerLink Eswatini Ltd. (an affiliated entity); and Blue Sky ATG.

PowerLink’s acquisition of Trend Chemical, LLC, for example, will allow us to accelerate our R&D and marketability of our tire-derived heavy crude oil. This facility currently processes end of life antifreeze to recycle ethylene glycol that may be used in data center cooling operations. We can expand the processing footprint at this location to include blending. The facilities location in Cleburne, TX makes it ideally situated to sell into a vast refining footprint in the Texas Gulf Coast region.

Please refer to the discussion on page 24 under Planned Revenue Streams for more information regarding the planned acquisitions and related parties.

(8)	These funds will be used to pay compensation to our current and future employees, independent contractors, and advisors, including persons who provide services to the Company through its arrangements with Trend Discovery and its affiliates. These funds may also be used to pay compensation to our officers. We do not currently have a written employment or compensation agreement with our sole officer and director, William B. Hoagland, but we expect to enter into such an agreement once we have raised sufficient funds in our offerings (at least $500,000), at which time we expect to pay Mr. Hoagland a salary of approximately $380,000 per year, plus bonuses and stock participation. The terms of any such agreement will be determined by Mr. Hoagland, as the Company’s sole director, and will not be the result of an arm’s-length negotiation. Mr. Hoagland has agreed not to take any salary until the Company has sufficient funds, but at that time his salary may be paid from the proceeds of this offering.

The Company currently works with a group of six senior professionals (the “Advisors”), each of whom is engaged or employed by (and currently paid by) Trend Discovery, GP or its affiliates rather than directly by the Company. These Advisors are expected to transition to full-time employees of the Company, but would do so only after SEC qualification of this offering or a post-qualification amendment and the commencement of raising capital sufficient to fund such transitions, at annual salaries currently expected to range from approximately $100,000 to $300,000 (most positions will be at the lower end of this range commensurate with the duties, responsibilities, qualifications, and requirements of the roles). We expect that the annual amount allocated to payroll for such converted employees will be $2,300,000.00 if this Offering is fully funded. Any such employment arrangements have not yet been documented and remain subject to the Company raising sufficient funds. The agreements are generally terminable by the parties and do not obligate the Company to make any material minimum payments.

The Company also expects to hire three to five additional advisors to support its operations in Phoenix at an estimated annual expense of $400,000.00.

The annual expected payroll cost based on the foregoing is anticipated to be approximately $3,080,000.00 if this Offering is fully subscribed and the Company makes hiring decisions consistent with these expectations. The actual amounts and timing of any compensation paid from offering proceeds will depend on the amount raised in this offering and the Company’s operating needs, and may differ from current expectations.

(9)

Working capital includes such things as investment in technology, marketing, ongoing legal and accounting, sales development, operations, repayment for Company financing arrangements as they come due, third-party payment processing, ongoing fees relating to the Company’s ongoing compliance obligations under Regulation A, utility and lease costs, insurance costs, and other typical operating costs. One example of the foregoing includes the commissioning of a critical mineral processing facility in Lubumbashi, DRC, for the preparation of gold, cobalt, and 3T minerals for sale to international commodities funds as well as the working capital to support the chain of custody of these critical minerals.

In addition, PowerLink and its related parties have leased stranded oil and gas opportunities in the Marcellus Shale in Pennsylvania and several geological targets in the remote southwest portion of Mississippi and remote southeast portion of Louisianna. PowerLink has identified several initiatives that can positively arbitrage those stranded resources using working capital, create carbon credits, and support grid power interconnects. Additionally, we have found that blending high API Louisianna Light Sweet Crude with low API tire-derived Heavy Sour Crude allows PowerLink to optimize its tire-derived crude marketability and driven more throughput to get tipping fees from end-of-life tires.

Working capital will also be used to repay the advancement from Trend Discovery, LP and its affiliated funds. As of August 28, 2026, Trend Discovery, LP and affiliated funds have advanced approximately $ 2,495,958 to PowerLink. Trend Discovery, LP and affiliated funds has committed to advance up to $2,500,000 to accelerate growth of PowerLink. The advanced funds have no interest or conversion features. Trend Discovery, LP and affiliated funds will seek repayment on advanced funds after $5,000,000 has been raised. Trend Discovery, LP and affiliates have the right to upsize or downsize the advancement commitment to PowerLink of $2,500,000. To the extent any amount is repaid by the Company to Trend Discovery, LP and its affiliated funds, the Company is without knowledge as to whether Trend Discovery, LP and its affiliated funds will retain the funds for deployment into new opportunities or distribute the funds to its owners. Assuming the current outstanding balance of $ 2,495,958 is repaid, and assuming Trend Discovery, LP distributes the entire amount to its owners, it is anticipated that our Chief Executive Officer would receive approximately $2,322,488.92 (93.05%) of the funds, proportionate to his ownership interest in Trend Discovery, LP.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

Overview

PowerLink Digital Partners I, Inc. was incorporated in Nevada on June 20, 2024 under the name “Kratos Mining Partners 1, Inc.” On June 21, 2024, we changed our name to Kratos Data Partners 1, Inc. On August 27, 2024, we changed our name to “PowerLink Digital Partners I, Inc.” We are a development stage company and have not generated any revenues or begun revenue-generating operations. We have been focused on development of our business plan and research and development. We are dependent on the proceeds from the sale of our Shares to capitalize our business plans and our business should be considered highly speculative.

At PowerLink, our mission is to ethically unlock value from waste and stranded natural resources by deploying modular clean technologies and transparent circular economic systems. By partnering with local communities, governments, and landowners, we aim to turn underutilized resources into reliable energy and essential materials while expanding economic opportunity and supporting the infrastructure needed for the future of the digital world.

The Company was formed as part of the activities of Trend Discovery, LP and its affiliated funds and entities (collectively, “Trend Discovery”), which incubate and develop early-stage technologies and businesses. The Company was originally organized to serve as Trend Discovery’s tire and polymer recycling arm, and that remains our primary current focus. In the course of developing our tire-recycling operations, we held discussions with local governments and other parties that, separately, were seeking solutions for both waste removal and access to reliable energy. Through these discussions, we came to believe that the opportunity was broader than tire and polymer recycling alone, and we expanded our contemplated business plan to encompass the capture and conversion of stranded and waste energy and mineral resources more generally, together with the deployment of modular microgrids and blockchain-based traceability tools. Trend Discovery has funded the incubation of several businesses and technologies—including technologies relating to accessing critical minerals and capturing stranded hydrokinetic and solar energy from irrigation and hydroelectric canals—that we believe could be acquired by the Company in order to effectuate this expanded business plan. The Company is currently evaluating which of these assets and/or businesses, if any, it may seek to acquire, and has not agreed to any terms, entered into any binding acquisition agreement, or determined valuations or consideration for any such acquisition. Any such acquisition would need to be negotiated, would be a related-party transaction not negotiated on an arm’s-length basis (see “Interest of Management and Others in Certain Transactions and Conflicts of Interest”), and there is no guarantee that any acquisition will occur. Our business priorities may change depending on the status of these discussions and other developments, but our primary focus at present remains the tire and polymer digestor business described below.

Business

Our focus is to unlock value from waste and stranded natural resources through a combination of modular clean tech, circular economy systems, and blockchain-based transparency tools by transforming the stranded natural resources and waste products into high-demand energy and commodities. Our mission is to empower communities around the world to ethically and sustainably participate in the AI and quantum computing industrial revolution by providing them with the energy needed to meaningfully participate.

We envision a decentralized, regenerative energy economy built on circular systems, digital traceability, and inclusive ownership. Our approach is meant to enable:

●	Monetization of stranded natural gas, oil, and critical minerals
●	Conversion of industrial waste (plastics, tires, biomass) into clean fuels
●	Deployment of modular microgrid systems and mobile processing assets
●	Transparent tracking of resources via blockchain verification

In essence, our business will focus on capturing inputs of stranded resources such as natural gas, oil and critical minerals, and waste, such as tires and plastics, and then converting those inputs into outputs of energy and commodities. To implement these objectives, we will work closely with local governments, landowners and partner organizations.

Tire and Plastic Upcycling

Our primary business focus is currently the upcycling of tires and plastics. We will source end-of-life tires, plastics and biomass through formal agreements with municipal waste authorities, tire manufacturers, and recycling programs. We will then run that feedstock through a digestor machine that converts the feedstock into fuel.

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Our proposed digestor will serve as a reactor and will act as a refinery system, whereby our thermochemical reaction first will transform waste tires and plastics into a heavy sour crude oil at lower temperatures, while at higher temperatures we will be able to produce gases that are condensable into liquid distillates like diesel and jet fuel and lean gases like propane. We first intend to sell the heavy, sour crude or a blended crude to generate initial revenue. Shredded tires and plastics will be fed into the sealed reactor where heat and catalysts break long hydrocarbon chains into shorter molecules. The gases will be condensed into propane and stored in pressurized cylinders; the heavier fractions will be further distilled into diesel-grade fuel in a proprietary, two-step process. These products will be sold directly to industrial customers or used to power our own microgrids. Diesel will be marketed to fleet operators, mining companies and microgrid generators under term supply contracts, while propane will be distributed locally for cooking and heating.

Scrap tires are abundant in the U.S. and can be collected through municipal drop-off programs. In Phoenix, Arizona, we have initiated discussions with local governments and logistics providers to supply our digestor, and we expect similar arrangements in Eswatini and the Democratic Republic of Congo (DRC) to ensure a steady stream of waste material. Our collection model will focus on partnering with governments so that tipping fees and transportation costs are minimized and waste is diverted from landfills. We will also target post-consumer plastics and organics from municipalities in the Caribbean, Latin America, Eswatini and the DRC where waste management systems are less developed. Collection will be managed through agreements with local governments and waste haulers, and waste tires will be accepted without tipping fees when possible. At present we are developing relationships with Phoenix municipalities and tire retailers and expect to formalize collection agreements as our digestor comes online. We do not yet own all collection equipment and will need to acquire shredders, trailers and storage containers. Our operations must comply with local environmental regulations governing waste storage and transport; failure to secure permits or changes in environmental law could adversely affect our business. We will monetize fuel sales through offtake agreements with distributors and utilities. We must purchase and install larger reactors, separators and storage tanks before full-scale production can begin. Our blockchain ledger will record each batch from input to sale, enabling regulators and customers to verify fuel quality, provenance, and royalties owed to landowners.

PowerLink has engaged Hyalite Consulting LLC (“Hyalite”) to assist in the preparation and submission to a carbon registry of documentation for our waste tire to electricity project, utilizing UN-approved methodologies to quantify the emission reductions of the project, for the purpose of seeking approval to create securitized carbon credits that can be sold. Under our arrangement with Hyalite, Hyalite provides consulting and project-documentation services in exchange for fees, and the engagement does not grant Hyalite any equity interest in the Company or any ownership of the resulting carbon credits. The arrangement is terminable by the parties and does not obligate the Company to make any material minimum payments. The Company paid Hyalite approximately $70,000.00 in fees under this agreement in 2025 and owes approximately $60,000.00 in fees under this agreement through June 2026. To date, no carbon credits have been registered, approved, or sold, and there is no assurance that the project will be approved by any registry or that any salable carbon credits will result. We do not believe our agreement with Hyalite constitutes a material contract required to be filed under Item 601 of Regulation S-K because it was entered into in the ordinary course of business and the Company’s business is not substantially dependent upon it; however, we will file the agreement as an exhibit if and to the extent required.

In addition to energy, the digestors will yield recyclable steel prior to digestion, and carbon-rich char, rubber and asphalt in step two of our proprietary, two-step digestion process. Steel wires extracted from tires will be sold as scrap to metals recyclers. The carbon char can be refined into activated carbon or used as a soil amendment. The asphalt can be added to local gravel and aggregates to produce pavement. In regions such as the DRC, we also expect to recover critical minerals from virgin ore and ore tailings collected from artisanal miners. Sales will be made under offtake agreements with commodity traders or directly to industrial buyers. We are still refining the technology needed to process and grade these materials and must acquire processing equipment and develop supply relationships. As with our energy products, our blockchain ledger will track each shipment, ensuring buyers have confidence in the provenance and quality of the commodities.

We have not entered into any contracts for the sale of any energy generated through our digestors, and we are in the early stages of developing our tire and polymer recycling business and have not yet completed or operationalized any commercial-scale digestor. To date, we have been substantially focused on developing our tire digestor technology. We have been working on developing a modular unit. Under our modular model, we intend to contract with parties that have access to feedstock, whether by purchasing the feedstock, partnering, or entering into other arrangements, each of which will be negotiated and will vary on a case-by-case basis. Generally, we expect to send our own employees on site to feed the digestor, with the resulting product collected in a frac tank that will remain on site until it is picked up by the buyer. We are still developing what these arrangements will look like, and each is expected to be different. Eventually, we also intend to build a larger warehouse digestor at our Phoenix location to handle larger jobs.

Before we can commence revenue-generating operations, we must, among other things, secure sufficient funding from this Offering, purchase and install commercial-scale reactors, catalysts, separators, storage tanks and related processing and collection equipment (including shredders, trailers and storage containers), obtain applicable permits and regulatory approvals, integrate and test the equipment, and establish supply and offtake relationships. By “operationalize” we mean completing this commissioning and testing process to the point at which a digestor is capable of continuously processing feedstock and producing saleable products.

As of the date of this Offering Circular, we have designed and built a prototype digestor in our Phoenix location that has successfully transformed tires into heavy sour crude oil.

Now that we have a working prototype digestor, we are evaluating opportunities to obtain footholds in locations with viable commercial markets or readily available inputs, allowing us to scale operations.

Regardless of which of the foregoing opportunities the Company pursues (if any), the Company anticipates it will use its prototype digestor to expand operations and become commercially operational in 2027; however, our ability to commercialize our digestor will be dependent on obtaining sufficient capital through this offering or otherwise. If we are unable to raise sufficient capital or find alternative capital resources, the Company’s operations will likely be further delayed.

These timelines are estimates only and are subject to significant uncertainty, including funding availability, equipment delivery and installation, and technical performance, and actual completion and launch could be materially delayed or may not occur at all.

Stranded Resources

We plan to enter into royalty agreements and production sharing contracts with landowners, small oil and gas operators, and government agencies to collect natural gas and residual oil that would otherwise be flared or remain untapped due to a lack of pipelines or processing facilities. Modular gathering units will be deployed to remote sites selected by the Company to safely capture associated gas and liquid hydrocarbons. We are currently negotiating letters of intent with operators in Pennsylvania, Texas and Louisiana and exploring regulatory requirements for flaring capture, combustion and transportation permits. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

Our inputs will include associated natural gas and residual oil from oil wells, low-BTU gas from marginal wells, vented gas from storage tanks and remote critical mineral ores such as cobalt-rich tailings and virgin ore containing coltan, cassiterite and wolframite aka 3T minerals and gold. In the U.S. Gulf Coast and the Marcellus Shale region in Pennsylvania and Ohio, hundreds of wells still flare or vent gas due to insufficient pipeline capacity. Globally, flared volumes rose to about 148 billion cubic meters in 2023, representing a multibillion-dollar waste of energy. We will enter into contracts with operators and government agencies to capture this gas using portable compression, combustion and refrigeration units. In the DRC we intend to partner with artisanal mining cooperatives to collect both virgin ore and ore-bearing tailings and stranded critical minerals that can be processed or sold through our network. As of this filing we have not yet commenced commercial collection but have begun preliminary testing of capture equipment and are negotiating rights-of-way and permits. Collecting these resources is subject to federal, state, and local regulations governing flaring reduction, royalty ownership and mineral rights, and there are operational risks associated with working in remote areas. Our business may be affected by changes in energy prices, regulatory requirements, security conditions and transportation logistics. In Eswatini, the DRC, and the Caribbean we are exploring the use of mini distributed hydroelectric turbines to harness the kinetic energy of otherwise stranded irrigation and downstream hydroelectric canals. Our first demonstration units will likely be deployed in Eswatini.

The core challenge lies in the inaccessibility of these stranded resources due to infrastructure limitations (no pipelines, roads, or runways), and that’s where we create value. By bringing novel approaches and modular technology, we will be able to build local infrastructure that supports a circular economy.

Deploying Modular Microgrids

The propane and diesel produced in processes will fuel small-scale generators and battery-hybrid microgrids for communities, industrial sites and mining operations. We also believe that stranded hydrokinetic energy in irrigation and hydroelectric canals can be harnessed for local microgrids, but will have to perform significant research and development before determining feasibility. We intend to work with public utilities and rural electrification agencies to design off-grid power systems that can operate independently or connect to the main grid. Microgrids powered by our fuels will be offered under long-term power purchase agreements, allowing customers to reduce reliance on expensive imported diesel while improving reliability. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

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Blockchain-based Transparency

Eventually, we intend for every inbound resource and outbound product to be recorded on a digital ledger. We believe this blockchain layer would provide traceability from source to sale, enabling governments and buyers to verify the origin of materials, confirm environmental compliance and monitor royalties owed to landowners or community partners. As currently contemplated, we would utilize blockchain technologies to track our resource inputs and outputs, usage, delivery, and related supply chain and operational data, and we believe transparency of this kind is important for ESG reporting. We are also exploring ways in which our outputs, which would consist of energy that could be stored, could be used to power technology, including blockchain and other computing operations, often in regions with limited or unreliable grid infrastructure. This blockchain initiative is a recent and still-developing component of our business plan that arose in the course of discussions with potential customers and suppliers and while developing our business plan, through which we identified a potential need for a means to track our resource inputs and outputs. We do not have any prior experience developing or deploying blockchain technologies and, to the extent we pursue such initiatives, would need to engage a third-party developer or service provider to design, build, and maintain such systems. We are in the beginning phases of exploring what such an undertaking would require, including the scope, cost, and timeline of any deployment, and the amounts allocated to the “Digital Infrastructure (blockchain & IT)” line item in “Use of Proceeds” are estimates only. We have not developed any blockchain technology or smart contract, have not entered into any contract to develop such technology, and may ultimately determine not to pursue such technology. Accordingly, no definitive strategy, agreements, or timeline for any blockchain deployment have been established to date. See “Risk Factors” and “Use of Proceeds.”

Please note that the Company does not have prior experience developing or deploying blockchain technologies and, to the extent it pursues such initiatives, would need to engage a third-party developer or service provider to do so.

Potential Revenue Streams

Our initial and primary revenue focus is the tire and polymer digestor business described above. In addition, during 2026 we intend to expand our revenue-generating capabilities beyond tire and polymer recycling, both organically and through acquisitions, in the manner described below. Each of the potential acquisitions described below would, if pursued, involve a related party and would not be negotiated on an arm’s-length basis (other than acquisitions of unaffiliated third parties, where noted). We anticipate that if this Offering is fully funded, approximately $13,000,000 of the $20,000,000 allocated to acquisitions would be with a related party, as described in more detail below. As of the date of this Offering Circular, except as expressly stated below, we have not entered into any binding agreement, agreed upon any valuation, price, or form of consideration, or commenced formal negotiations with respect to any such acquisition, and there is no assurance that any acquisition will be completed or, if completed, will be on terms favorable to the Company or will generate the anticipated revenue or profitability. See “Description of Business—Operating Plan,” “Interest of Management and Others in Certain Transactions and Conflicts of Interest,” and “Risk Factors.”

Trend Discovery and its affiliates have funded the development of several technologies and businesses that relate to our contemplated expanded business plan, including technologies relating to (i) accessing and processing stranded critical minerals; (ii) capturing stranded hydrokinetic and solar energy from irrigation and hydroelectric canals; (iii) the chemistry of upcycling polymers; and (iv) acquiring electrical, networking, and digital computing infrastructure. We currently hold the tire and polymer upcycling business and technology, which remains our primary focus. We may seek to acquire one or more of these affiliated technologies or businesses in order to broaden our revenue-generating capabilities, as further described below. Because these technologies and businesses are owned or controlled by Trend Discovery and its affiliates, and because our Chief Executive Officer and sole director, William B. Hoagland, and other related persons hold interests in and serve in various capacities for both the Company and the Trend Discovery entities, any such acquisition would be a related-party transaction not negotiated on an arm’s-length basis.

Heavy Crude and Refined Products. With respect to tires and plastics, our initial go-to-market strategy is to transform tires and plastics into heavy crude oil that can be marketed to midstream partners without further upcycling. Over time, we intend to add the capability to upcycle that output into higher-value refined products such as diesel and jet fuel. The commercial-scale digestor we are developing in Phoenix, Arizona is designed to operate, much like a small refinery, across a range of temperature parameters that we believe will allow it both to break down tires and plastics into heavy crude at lower temperatures and to refine heavy crude into diesel and jet fuel at higher temperatures. We have not commenced commercial production, have not completed or operationalized any commercial-scale digestor, and have not entered into any contract for the sale of heavy crude or refined products. There is no assurance that the digestor will perform as intended, that we will be able to produce heavy crude or refined products at commercial scale, or that we will be able to sell any such products on acceptable terms or at all.

Stranded Oil and Gas (Trend Discovery SPV V). In the third quarter of 2026, we intend to negotiate a definitive agreement to acquire Trend Discovery SPV V, an affiliated entity that holds oil and gas operations located in remote areas of Mississippi and Louisiana. We believe these assets could add revenue and profitability to the Company through the sale of oil and gas. As of the date of this Offering Circular, we have not entered into any binding agreement, agreed upon any valuation or consideration, or completed formal negotiations with respect to this acquisition. Because Trend Discovery SPV V is an affiliated entity, any such acquisition would be a related-party transaction not negotiated on an arm’s-length basis, and there is no assurance that the acquisition will be completed or, if completed, that these assets will generate the anticipated revenue or profitability.

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Power Generation and Distribution (PowerLink Eswatini and Emrgy). In the third quarter of 2026, we intend to acquire PowerLink Eswatini Ltd., an affiliated entity that has been conditionally approved for 100 MW of mixed baseload and intermittent power generation in Eswatini. That entity is working with Charles River Associates to finalize the terms of a 100 MW power purchase agreement (the “Eswatini PPA”). We expect it to deploy demonstration equipment to Eswatini in the third quarter of 2026, consisting of mini hydroelectric turbines, solar panels installed above irrigation canals, and our tire and plastic digestor. We believe this opportunity could add revenue and profitability to the Company through payments from Eswatini Electric to the Company under the Eswatini PPA. The mini hydroelectric turbines for the demonstration have been purchased from an unaffiliated third party, Emrgy. We are also exploring the possibility of acquiring Emrgy or, at a minimum, taking over the manufacturing of the turbines from Emrgy in exchange for an investment by Emrgy in the Company, in order to control our supply chain given our anticipated need for a large number of turbines for Eswatini and other projects. As of the date of this Offering Circular, the conditional approval of the 100 MW allocation remains subject to satisfaction of conditions, the Eswatini PPA has not been finalized or executed, and we have not entered into any binding agreement to acquire PowerLink Eswatini Ltd. or Emrgy, agreed upon any valuation or consideration, or completed formal negotiations. The acquisition of PowerLink Eswatini Ltd. would be a related-party transaction not negotiated on an arm’s-length basis. There is no assurance that any of these arrangements will be completed or will generate the anticipated revenue or profitability.

Artificial Intelligence (Blue Sky ATG). In the third quarter of 2026, we intend to acquire Blue Sky ATG, an agentic artificial intelligence platform. This is not a Trend Discovery affiliate. We understand that Blue Sky ATG has grown from negligible revenue in 2025 to approximately $1.5 million in annual recurring revenue in 2026, and that its revenue is continuing to grow, although we have not independently verified these figures and our financial statements do not reflect any results of Blue Sky ATG. We believe an acquisition of Blue Sky ATG could enable us to more rapidly address complex research, development, and logistics challenges and to reduce our operational overhead, and that it could contribute revenue and profitability. As of the date of this Offering Circular, we have not entered into any binding agreement, agreed upon any valuation or consideration, or completed formal negotiations with respect to this acquisition. There is no assurance that the acquisition will be completed or, if completed, that Blue Sky ATG will generate the anticipated revenue or profitability or that we will realize the anticipated strategic benefits.

Critical Minerals (DRC and Nigeria). We have been exploring opportunities relating to critical minerals in the Democratic Republic of the Congo and Nigeria, including the access, processing, traceability, and sale of stranded critical minerals. We have not yet determined how we would pursue or structure any such opportunity, including whether it would be effected through an acquisition, merger, management agreement, or other arrangement, and whether any counterparty would be affiliated or unaffiliated. As of the date of this Offering Circular, we have not entered into any binding agreement, agreed upon any terms, or completed formal negotiations with respect to this pathway, and there is no assurance that we will pursue or complete any transaction or that any such transaction would generate revenue or profitability.

Operating Plan

Over the next twelve months, assuming sufficient funds are raised from the sale of Shares, we intend to focus primarily on our modular waste digestor technology deployments in the U.S. and abroad, the deployment of modular technologies in the Marcellus Shale and U.S. Gulf Coast for the harnessing and conversion of stranded hydrocarbons into electricity, and demonstration pilots for stranded critical minerals traceability and sale in the DRC and distributed micro hydrokinetic energy turbines in Eswatini. In addition, during 2026 we intend to evaluate the acquisition of one or more assets, technologies, or businesses that have been incubated or funded by Trend Discovery in order to expand our revenue-generating capabilities beyond tire and polymer recycling.

For our tire digestor technology, the Company estimates that building a warehouse digestor would take approximately two to three months once sufficient capital has been raised. However, the Company intends to build only one warehouse digestor, for its Phoenix warehouse, at this time. Modular units are expected to take three to five weeks to build. As of the date of this Offering Circular, we have designed and built a prototype digestor in our Phoenix location that has successfully transformed tires into heavy sour crude oil.

Significant Relationships

Company has relationships with several affiliated and non-affiliated entities that have significant relationships with the Company:

●	Trend Discovery, LP and affiliated funds. Trend Discovery, LP and certain related investment funds are private investment partnerships controlled by our Chief Executive Officer. These funds hold a majority of the Company’s outstanding shares and have provided working capital advances to support digestor development. They are passive investors and are not engaged in operating the business. Any future transactions with these funds, including future loans or equity investments, are intended to be on commercially reasonable terms. As of August 28, 2026, Trend Discovery, LP and affiliated funds have advanced approximately $2,495,958 to PowerLink. Trend Discovery, LP and affiliated funds has committed to advance up to $2,500,000 to accelerate growth of PowerLink. The advanced funds have no interest or conversion features. Trend Discovery, LP and affiliated funds will seek repayment on advanced funds after $5,000,000 has been raised. Trend Discovery, LP and affiliates have the right to upsize or downsize the advancement commitment to PowerLink of $2,500,000. To the extent any amount is repaid by the Company to Trend Discovery, LP and its affiliated funds, the Company is without knowledge as to whether Trend Discovery, LP and its affiliated funds will retain the funds for deployment into new opportunities or distribute the funds to its owners. Assuming the current outstanding balance of $ 2,495,958 is repaid, and assuming Trend Discovery, LP distributes the entire amount to its owners, it is anticipated that our Chief Executive Officer would receive approximately $2,322,488.92 (93.05%) of the funds, proportionate to his ownership interest in Trend Discovery, LP.

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●	Trend Discovery GP, LLC and Trend Discovery Holdings, LLC. These entities serve as the general partner and holding company for the Trend Discovery funds. They do not conduct operations but may provide administrative services to the funds.

●	Hy-Poly Recycling LLC. Hy-Poly is the owner of the patents covering the low-temperature pyrolytic process (the “Hy-Poly Technology”) that is the basis of our digestor business. We have an exclusive worldwide license to use the Hy-Poly Technology and related intellectual property under the Hy-Poly License Agreement, in exchange for royalties of 5% of our net operating income (capped at $10 million per year). We continue to honor this license and pay royalties under it because the Hy-Poly Technology is the core intellectual property underlying our digestor business and we intend to continue using it. The Hy-Poly prototype, however, did not perform the way we wanted for our intended commercial-scale operations, in particular with respect to its catalyst. As a result, while we continue to license the underlying Hy-Poly Technology, we have been exploring and testing other ways to implement that intellectual property at commercial scale, including identifying a better catalyst and overall system to give effect to the Hy-Poly Technology. The GEMCO system described below is the latest iteration of that effort; it is an independent, third-party system that is not related to, affiliated with, or a next-generation version of the Hy-Poly prototype, and we expect it to represent only one iteration of the catalyst and system hardware we may use as we continue to develop and refine our means of implementing the Hy-Poly Technology. Hy-Poly focuses on licensing and does not operate digestors. We do not currently plan to acquire Hy-Poly.

●	United Hands Cooperative (DRC). United Hands is a planned cooperative of artisanal miners in the Democratic Republic of Congo. We expect to partner with United Hands to supply stranded mineral tailings and to help install microgrids at mining sites. This cooperative is separate from the Company, and our agreements will clarify the division of responsibilities and revenues.

Our Journey

Our journey started three years ago when our Parent, Trend Discovery, had to abandon a drilling project in Mississippi due to a lack of available infrastructure. What was learned at the time is that infrastructure matters and the presence of infrastructure, or the lack thereof, is apparently correlated to socioeconomic levels. Our founders realized that there are hydrocarbons and other critical resources that are stranded because of lack of infrastructure all over the United States and globe, especially in low-income communities where infrastructure doesn’t exist. Secondly, they found severely constrained energy and critical materials supply chains all over the world. Our mission was thus born.

In attempting to solve this problem of stranded resources and no pipeline infrastructure, our founders realized that we were at the intersection of two growth constraints: massive power grid strain and access to critical resources to fuel rapid data center and AI growth. They set out to solve this problem by discovering stranded resources that could be harvested and output into energy and commodities, and ways to do so. Through this process, the Company was organized to develop a process to recycle discarded tires into valuable byproducts, including propane, diesel, and rubber composites, using a thermochemical process. To accomplish this goal, we have focused on the development of a proprietary tire recycling technology we call a digestor.

Our tire digestor is based on the Hy-Poly Digestor—a technology originally developed by Hy-Poly Recycling LLC. In August 2024, we entered into an Exclusive Licensing Agreement with Hy-Poly, granting us the exclusive worldwide rights to utilize the Hy-Poly Digestor technology and all associated intellectual property. This agreement allows us to use Hy-Poly’s patents and proprietary system to process waste tires and plastics and requires us to pay royalties based on our net operating income.

After building a prototype warehouse digestor based on Hy-Poly’s design, we successfully tested its ability to break down waste tires. However, during our development process, we identified a new opportunity to enhance our system’s efficiency and accelerate commercialization. We discovered a new system, the GEMCO System, an industrial tumble vacuum dryer, which we believe offers faster processing times and easier integration than our previous prototype. GEMCO’s system was intended to be the catalysts (machine) to implement the Hy-Poly intellectual property, which we continue to use. In testing the GEMCO system we realized there were still functions we required that were not being satisfied, so we elected to build our own models, beginning with our first modular unit. GEMCO and the models we are building are not next-generation version of the Hy-Poly prototype. They are iterations of the reactor machine (digestor) being used to effectuate the Hy-Poly technology. As the Company tests new hardware and methodologies, it may license, use, and/or incorporate other technologies, hardware, and/or systems into its digestors.

Although we’ve shifted our focus to building our own digestors, we continue to honor the terms of the Hy-Poly License Agreement, as we use their intellectual property in our system. We’re still required to pay royalties to Hy-Poly for the rights to use the underlying patents.

After demonstrating our technology can upcycle end of life tires and plastics into useable fuels and other commodities, we approached the market at both the state and local level in the United States and abroad. We found in the United States, the supply chain of end-of-life passenger tires is controlled by the large tire installers like Walmart, Costco and Discount Tire to name a few. Those large tire installers send their end-of-life tires mainly to Liberty Tire Recycling. Liberty Tires Recycling repurposes tire shreds for several different use cases. Internationally, especially in Africa, we have found that nobody appears to control end of life tires. Moreover, we have observed that a large portion of Europe’s end of life tire supply is apparently finding its way to Africa, especially in the large African cities like Kinshasa, DRC and Lagos, Nigeria. This means there is a large supply of uncontrolled passenger tires throughout Africa.

The PowerLink team has met with the governments of DRC, Nigeria, Uganda, South Africa and Eswatini to discuss installing our demonstration units in each country to address their respective waste problems. Through these iterative conversations we have found many important takeaways. Firstly, these countries each have large populations of people that lack basic access to electricity. Rural areas are the most disconnected electrically of all. Secondly, large African cities have extreme waste issues. There are minimal waste collection and post-collection mechanisms installed in Africa. Therefore, waste builds up throughout the streets, in canals and rivers and ultimately the ocean. Thirdly, these governments lack funds earmarked for projects like this; however, these countries are rich in critical resources, and they are willing to trade critical resources for infrastructure that will solve this problem.

To address these problems, the Trend Discovery team has formed a number of affiliated entities to develop technologies to, among other things, access critical minerals, capture stranded hydrokinetic and solar energy from irrigation and hydroelectric canals, solve the complex chemistry related to upcycling Polymers, to purchase electrical, networking and digital computing infrastructure, and upcycle tires and polymers. The Company was formed to hold the tire and polymer upcycling business and technology, which is the Company’s current primary focus.

While our initial focus is tires and polymers, we have found that through the trust that we are building globally as a willing and able partner to find broad energy solutions, we are exposed to several alternative revenue streams stemming from the capture of stranded and waste resources and conversion into value outputs. In 2026, we expect to broaden our focus and revenue generating capabilities. We expect that as Trend Discovery builds out and develops technology through its affiliated entities, we will negotiate to acquire such entities on a deal by deal basis. It is not known at this time which entities we would acquire or on what terms, which will be largely dictated by the results of Trend Discovery’s research and development. through organic growth and acquisitions, we will expand our revenue generating capabilities beyond tires and plastics in 2026.

Competitive Landscape

We compete with several companies that convert waste into fuel and capture output. We may face competition from both established companies and new entrants. Some of our competitors have significantly more resources, including greater financial, technical, and marketing capabilities, which could allow them to develop and market competing products more effectively than we can. Additionally, some competitors may have established customer bases, broader distribution networks, and stronger brand recognition, which could give them a competitive advantage. If we are unable to compete effectively with current or future competitors, or if competitors are able to develop superior products or services at lower costs, our business, financial condition, and prospects may be materially and adversely affected.

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Regulatory Compliance

The Company is subject to and affected by the laws and regulations of the federal, state, and local governmental authorities in the jurisdictions in which we operate, including those relating to data collection, energy generation and consumption, blockchain, government contractors, and ESG businesses. These laws and regulations are subject to change.

Employees

We currently have a staff of 1 full time employee and no part time employees. Administrative and operational services may be provided by persons employed by or contracted with Trend Discovery GP, LLC and Trend Discovery Holdings, LLC, for which such entities will be reimbursed by the Company.

Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business. The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with U.S. GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year align with the calendar year end, unless otherwise determined by our Board of Directors in accordance with the Internal Revenue Code. We will file with the SEC periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Transfer Agent

We have engaged Great Lakes Fund Solutions as our transfer agent.

Bankruptcy, Receivership, Etc.

Not applicable.

Reclassification, Merger, Consolidation, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

We currently have access to office space and associated office space services with WeWork located at 500 7th Avenue, New York, NY 10018, through Trend Discovery Capital Management. As of the date of this Offering Circular, we do not own any real property. We do lease property located at 2410 W. 14th St., Tempe, Arizona through our wholly owned subsidiary Powerlink Digital Partners Arizona LLC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the consolidated financial statements and related notes included elsewhere in this Offering Circular. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of this Offering Circular. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Results of Operations for the Year Ended December 31, 2025 versus Period from Inception to December 31, 2024

	Year Ended December 31, 2025	Period from Inception to December 31, 2024
Revenues	$-	$-
Cost of revenues	-	-
Gross profit	-	-
Operating expenses	1,381,459	164,653
Operating loss	(1,381,459)	(164,653)
Non-operating expense	-	-
Net loss	$(1,381,459)	$(164,653)

Revenue

The Company recorded no revenues from operations for the year ended December 31, 2025 or the period from inception through December 31, 2024.

Cost of Revenue

The Company recorded no cost of revenues from operations for the year ended December 31, 2025 or the period from inception through December 31, 2024.

Operating Expenses

The Company’s operating expenses include professional fees, research and development and selling, general and administrative expenses. The Company recorded $1,381,459 and $164,653 in operating expenses for the year ended December 31, 2025 and period from inception to December 31, 2024, respectively. The majority of these expenses relate to consulting expenses and marketing fees during these initial phases of operations. The Company expects to increase their operating expenses as they continue to roll out their business plan and incur additional costs to acquire companies.

Selling, general, and administrative costs

The Company’s selling, general, and administrative costs for the year ended December 31, 2025 and period from inception to December 31, 2024 was $331,916 and $17,161, respectively. The Company incurred significant expenditures in 2025 in a social media campaign to attract investors as part of their crowd funding campaign.

Professional fees

The Company’s professional fees for the year ended December 31, 2025 and period from inception to December 31, 2024 was $979,558 and $147,492, respectively. The increase in these expenses related to additional consultants brought on to provide services to the Company for the roll-out of their products.

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Research and Development

The Company’s research and development costs for the year ended December 31, 2025 and period from inception to December 31, 2024 was $69,985 and $0, respectively. The Company incurred these costs in 2025 related to their anticipated product development. The Company expects these costs to increase in the next fiscal year.

Non-operating Expenses

The Company recorded no non-operating expenses for the year ended December 31, 2025 or the period from inception through December 31, 2024.

Net Loss

The Company’s net loss for the year ended December 31, 2025 and period from inception to December 31, 2024 was $1,381,459 and $164,653, respectively, as discussed above.

Liquidity and Capital Resources

As of December 31, 2025, the Company had cash on hand of $94,295. As of December 31, 2025, the Company had $1,680,172 in liabilities. At present, the Company requires additional funding in order to implement all of its business plans. The Company is addressing its capital requirements by conducting this Offering and is in discussions with potential lenders for external funding. The Company intends to conduct concurrent and follow on securities offerings in order to raise the additional capital needed to operate.

As of December 31, 2025, the Company’s only commitment for capital expenditures is a monthly payment of approximately $750 for access to office space and associated office space services with WeWork.

In 2025, the Company expanded their footprint in the United States and in January 2026, commenced on a lease in Arizona through their subsidiary at a monthly cost ranging from $15,942 to $17,243 over the next three years.

From January 1, 2026 through May 28, 2026, the Company raised approximately $39,000 in a Regulation D/CF. As of May 28, 2026, no shares have been issued to the investors.

Total Assets

The Company’s assets increased from $10,711 as of December 31, 2024 to $147,315 as of December 31, 2025. The Company’s assets consist of cash and fixed assets, both of which are expected to increase in our next fiscal year.

Total Liabilities

The Company’s liabilities increased from $162,109 as of December 31, 2024 to $1,680,172 as of December 31, 2025. The Company’s liabilities consist of advances from related parties and accounts payable. Related parties advanced the Company $1,010,400 in the year ended December 31, 2025 compared to $64,487 in 2024. These advances were made to the Company interest-free. The expectation is that these related parties will be paid back upon funding anticipated through this offering.

Net Cash Used in Operating Activities

For the year ended December 31, 2025 and period from inception to December 31, 2024, net cash used in operating activities was $(871,620) and $(55,906), respectively. The increase in the net cash used in operating expenses is from the increase in our net loss offset by the increase in our accounts payable and accrued expenses.

Net Cash Flow Used In Investing Activities

For the year ended December 31, 2025 and period from inception to December 31, 2024, net cash used in investing activities was $(43,056) and $(10,640), respectively. These amounts are from the purchases of fixed assets

Net Cash Flow Provided by Financing Activities

For the year ended December 31, 2025 and period from inception to December 31, 2024, net cash provided by financing activities was $1,008,900 and $66,617, respectively. The cash flows from financing activities comprised for the most part from advances made by related parties in the amount of $1,010,400 and $64,487, respectively. We expect these advances to continue until we generate proceeds from this Offering and revenues from our products.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Trend Information

The Company is currently in the process of developing its proprietary technology, and whether it generates any sales is dependent on obtaining sufficient funding from this offering. The Company is not yet able to recognize any trends in production, sales or inventory.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our Board of Directors is elected by our common stockholders. The Board of Directors appoints our executive officers. Our directors and executive officers as of the date of this Offering Circular are as follows:

Name	Position	Age	Term of Office	Expected Hours
William B. Hoagland	Chief Executive Officer, Treasurer, Secretary, and Director (Chairman)	43	June 2024-Present	Full time

William B. Hoagland

William B. Hoagland (Brad) founded the Company in June 2024, at which time he began serving as its Chief Executive Officer, Treasurer, Secretary and sole director. Mr. Hoagland currently oversees the Company’s operations and will continue to do so with the Company’s anticipated growth.

Mr. Hoagland previously served as the Chief Financial Officer of Ecoark Holdings, Inc. (“Ecoark”), a diversified holding company then focused on the retail, agriculture, food service, commercial real estate and architecture, engineering and construction end markets, from May 2019 to November 2021. Ecoark acquired Trend Discovery Holdings, LLC (“Trend Discovery Holdings”). Mr. Hoagland served Trend Discovery Holdings from 2022 to August 2025 as Head of Corporate Development. In this role, Mr. Hoagland was responsible for formulating and executing long-term strategic growth initiatives, identifying venture capital investment opportunities in high-growth markets, establishing and managing strategic partnerships and alliances, and overseeing corporate restructurings, mergers, and acquisitions.

Prior to his roles at Ecoark, Trend Discovery Holdings, and Trend Discovery Capital Management, Mr. Hoagland spent six years as a Senior Associate at Prudential Global Investment Management (PGIM) from 2004 to 2010, working in both its New Jersey and London offices. Mr. Hoagland has also contributed to teams within entities that subsequently became public companies, including US Silica Holdings, Inc. (NDAQ:SLCA, a company which later became private in 2024) and Engility Holdings, Inc. (NYSE:EGL).

Mr. Hoagland holds a Chartered Financial Analyst designation and earned a Bachelor of Science degree in Economics from Bucknell University.

Advisors to the Company

The Company works with a group of six senior professionals (the “Advisors”), each of whom is engaged or employed by Trend Discovery, GP or its affiliates rather than directly by the Company. Although the Advisors are not officers, directors, or employees of the Company, they provide strategic insight, industry knowledge, and operational support to the Company. Because the Company does not currently have employees other than its sole officer, it relies on the Advisors and other consultants to perform substantially all of its operational, financial planning, hardware development, and business development functions until completion of this offering. All of the Advisors are engaged under written consulting or advisory agreements with, and are paid by, Trend Discovery, GP or its affiliates; the Company does not contract with or pay the Advisors directly. The Advisors’ services are made available to the Company under the administrative and support arrangements described under “Description of Business-Employees,” for which such entities will be reimbursed by the Company. These agreements generally have fixed initial terms (typically ranging from three to twelve months) and provide for monthly cash fees that currently range from approximately $2,000 to $20,000 per Advisor. In some cases, a portion of an Advisor’s compensation has been accrued rather than paid in cash, or has been settled through the grant of general partner carried interest in a Trend Discovery fund. Only those Advisors identified in this section as expected to transition to full-time employees of the Company, and any other consultants specifically named in this Offering Circular, are currently expected to continue providing services to the Company; the remaining engagements are short-term in nature or relate to persons who are no longer performing services for the Company. Those Advisors expected to transition to full-time employees of the Company would do so only after SEC qualification of this offering or a post-qualification amendment and the commencement of raising capital sufficient to fund such transitions, at annual salaries currently expected to range from approximately $100,000 to $300,000 (most positions will be at the lower end of this range commensurate with the duties, responsibilities, qualifications, and requirements of the roles). We expect that the annual amount allocated to payroll for such converted employees will be $2,300,000.00 if this Offering is fully funded. Any such employment arrangements have not yet been documented and remain subject to the Company raising sufficient funds. The agreements are generally terminable by the parties and do not obligate the Company to make any material minimum payments. The following individuals are Advisors:

Dan Koehler - Mr. Koehler is an experienced executive and entrepreneur with a focus on digital infrastructure, executive operations, and emerging technologies. He currently leads operations driving scalable crypto mining solutions and innovations in sustainable energy.

Gene Taylor - Mr. Taylor brings over 30 years of experience in U.S. and geopolitical business strategy, capital formation, and execution across a wide range of industries. He specializes in translating organizational vision into actionable strategy, with a focus on business development in complex and underserved markets.

Michael Pollack - Mr. Pollack brings nearly 35 years of experience in public accounting and strategic consulting, having advised more than 100 publicly traded companies and over 250 private firms. His expertise spans capital financing, debt refinancing, development restructuring, strategic repositioning, and private placement offerings.

Britt Swann - Mr. Swann performs financial modeling, planning, and budgeting, as well as overseeing special projects, including financial underwriting for new ventures. From 2017 to 2023, he led finance and corporate development for the Vantage entities, overseeing capital structuring, forecasting, budgeting, and investor relations.

Wayne Scholar - Mr. Scholar leads the development of our patented catalytic digester, which converts waste tires and plastics into high-value fuels and materials. He brings over 20 years of experience founding and scaling technology ventures, most recently serving as CEO of BlueSkyATG and Managing Partner at Silicon Harbor Labs. His expertise spans AI, machine learning, and process automation.

Jeff Fehlan - Mr. Fehlan brings over 40 years of hands-on experience in design, engineering, and manufacturing across multiple industries, including civil engineering, aerospace, and semiconductors. For the past 25+ years, he has served in design, engineering, and director roles, supporting complex operations in the aerospace and semiconductor sectors.

In addition to the foregoing, if the Offering is fully subscribed, the Company anticipates hiring three to five additional advisors to support its operations in Phoenix at an estimated annual expense of $400,000.00. This would make the total annual allocation for advisors and advisors converted into full-time employees approximately $2,700,000.00.

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Nevada law and the Company’s Bylaws. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Committees

We have not established any Board committees.

30

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted a Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the three highest-paid persons who were executive officers or members of the Board for the period from inception to the period ended December 31, 2025:

Name	Capacities in which compensation was received	Cash compensation	Other compensation	Total compensation
William B. Hoagland	N/A	$0	$0	$0

We do not currently have a written agreement to compensate our sole officer and director but intend to enter into such agreement once we have raised sufficient funds in our offerings (at least $500,000). The terms of such agreement will be set by our sole officer and director and will not be the result of an arm’s length transaction. We expect to pay Mr. Hoagland a salary of approximately $380,000 per year plus bonuses and stock participation.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of June 5, 2026, the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities, or having the right to acquire those securities. The table assumes that all options and warrants have vested. The Company’s voting securities include all shares of the Company’s Common Stock.

As of June 5, 2026, there are a total of 13,257,298 Shares of Common Stock and 5,000 shares of Series A Preferred Stock issued and outstanding. Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the shares shown. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control. The business address for the below shareholders is 500 7th Avenue, New York, NY 10018.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Amount of beneficial ownership acquirable	Percent of class(1)
Common Stock	Trend Discovery, LP (2)	4,637,501	0	34.98%
Common Stock	Trend Discovery II, LP (3)	7,950,001	0	60.97%
Series A Preferred Stock	Trend Discovery, LP	5,000	0	100.00%

(1)	Percentage is rounded up to the nearest tenth digit.

(2)	William B. Hoagland is the supermajority owner of Trend Discovery, LP, owning 93.05% of the limited partnership interests in this entity.

(3)	Ray Ebert has beneficial ownership over the shares held by Trend Discovery II, LP. Ray Ebert is the managing member of Trend Discovery GP I LLC, the general partner of this entity.

31

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

AND CONFLICTS OF INTEREST

Related Party Transactions

Except as described herein (or within the section entitled Executive Compensation of this Offering Circular), none of the following parties (each a “Related Party”) has, since our inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any nominee for election as a director;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of Common Stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

On June 21, 2024, the Company issued 13,250,002 founders shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP (split between Fund I and Fund II). These shares were issued at a de minimus par value for services rendered valued at $13,250 in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

In December 2024, the Company issued 5,000 Series A Preferred Shares to Trend Discovery LP for founders’ shares for cash at par value for a value of $5.

The Company did not enter into written definitive agreements for the transactions described above. Ownership of the Common Stock and Series A Preferred Stock as described in the transactions above was transferred and recorded via book entry.

The Company as of December 31, 2025 and 2024 has an outstanding amount which is due on demand with no stated interest rate with entities controlled by an officer of the Company for payment of operational expenses. As of December 31, 2025 and 2024 the Company had an outstanding balance of $1,074,887 and $64,487 with these entities.

Conflicts of Interest

Conflicts of interest may exist between us, our CEO, and the Trend Discovery entities. ,Even though Mr. Hoagland is not the general partner of, and does not make investment decisions for, Trend Discovery, LP, and even though Ray Ebert-the managing member of Trend Discovery GP I LLC, the general partner and beneficial owner of Trend Discovery II, LP—does not hold a majority interest in the Company, they may experience conflicts of interests via management and/or ownership of the entities, specially if and when they transact with each other. Mr. Hoagland holds interests in, and serves in various capacities for, the Company and multiple Trend Discovery entities, several of which have overlapping investment objectives, business activities, and target markets. As a result, the Company and one or more Trend Discovery entities may be presented with the same or competing opportunities, and Mr. Hoagland, Mr. Ebert, our advisors, and the Trend Discovery general partners and managers must allocate those opportunities among them. These persons owe duties to the Trend Discovery entities that may conflict with the interests of the Company and investors in this offering, and they may have incentives to direct opportunities to a Trend Discovery entity rather than to us. We have not adopted a written policy governing the allocation of opportunities, and there is no assurance that any opportunity will be allocated to us, or that any resulting transaction with a Trend Discovery entity will be on terms as favorable as could be obtained from an unaffiliated third party. Accordingly, we may be deprived of opportunities pursued by the Trend Discovery entities, which could adversely affect our business, financial condition, and results of operations.

In addition, we intend to transact directly with the Trend Discovery entities, including by entering into contracts with them, acquiring assets or businesses from them (such as the acquisition candidates we intend to evaluate, as described under “Description of Business—Operating Plan”), selling assets to them, or otherwise doing business with them. Because Mr. Hoagland and other related persons hold ownership interests in, and serve in various capacities for, both the Company and the Trend Discovery entities, they may have a financial incentive to cause any such transaction to be priced or structured in a manner that favors the Trend Discovery entities—for example, by causing the Company to pay an inflated price to acquire assets or a business from a Trend Discovery entity, or to accept a below-market price when selling to one. These transactions will not be negotiated on an arm’s-length basis, and we have not adopted a written policy or established an independent committee to review or approve related-party transactions. As a result, there can be no assurance that the terms of any such transaction will be as favorable to the Company as those that could be obtained from an unaffiliated third party, and any unfavorable terms could adversely affect our business, financial condition, and results of operations and dilute or reduce the value of your investment.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders; however; only Common Stock is being offered pursuant to this Offering Circular. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws, each as amended from time to time. The foregoing documents have been filed as exhibits to this Offering Circular.

None of our securities are currently listed or quoted for trading on any national securities exchange or national quotation system.

The Company is authorized to issue 200,000,000 shares of capital stock in the aggregate, consisting of: (i) 190,000,000 Shares and (iii) 10,000,000 shares of preferred stock, all of which have been designated as Series A Preferred Stock. As of June 5, 2026, the Company has approximately 13,257,298 Shares of common stock, and 5,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. Stockholders may take action by written consent.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably (with Series A preferred Stock as well) in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

32

Dividends and liquidation distributions to common stockholders are subordinated to payments to preferred stockholders.

Preferred Stock

The Company has designated all of its authorized preferred stock as Series A Preferred Stock. Series A Preferred Stock is entitled to 10,000 votes per share. Holders of our Series A Preferred Stock have no dividend rights, except as may be declared from time to time by the Board. Series A Preferred Stock will share ratably with our common stock in distributions upon our liquidation. Holders of our Series A Preferred Stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Dividends

We have not paid dividends on Shares to date and do not intend to pay dividends in the near future. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Outstanding Options, Shares, Convertible Notes, Warrants

As of the date of this Offering Statement, the Company has no outstanding warrants, options or convertible notes.

Disclosure of commission position on indemnification for securities liabilities

The Company’s Bylaws and Articles of Incorporation, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

EXPERTS

The Company’s financial statements for the periods ending December 31, 2025 and December 31, 2024, included in this Offering Circular, have been audited by Assurance Dimensions, LLC, an independent public accounting firm. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A under the Securities Act with respect to the interests offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the Offering Statement and its exhibits. Whenever we make reference in this Offering Circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the Offering Statement for copies of the actual contract, agreement or other document filed as an exhibit to the Offering Statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the Shares, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular.

Requests and inquiries regarding this Offering Circular should be directed to:

PowerLink Digital Partners I, Inc.

500 7th Avenue, New York, NY 10018

855-479-7565

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

33

FINANCIAL STATEMENTS

POWERLINK DIGITAL PARTNERS I, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS

F-1

Independent Auditor’s Report

To the Board of Directors and Stockholders of

PowerLink Digital Partners I, Inc.

Opinion

We have audited the accompanying financial statements of PowerLink Digital Partners I, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flow for the year ended December 31, 2025 and the period from June 20, 2024 to December 31, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flow for the year ended December 31, 2025 and the period from June 20, 2024 to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the Company was recently formed and has yet to have any sustained operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Coral Springs, Florida

May 28, 2026

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-3

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2025 AND 2024

	DECEMBER 31,	DECEMBER 31,
	2025	2024

ASSETS

Current Assets:
Cash	$94,295	$71

Total Current Assets	94,295	71

Fixed assets, net	53,020	10,640

TOTAL ASSETS	$147,315	$10,711

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Due to officer	$625	$2,125
Due to related parties	1,074,887	64,487
Accounts payable and accrued expenses	604,660	95,497

Total Current Liabilities	1,680,172	162,109

Total Liabilities	1,680,172	162,109

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 5,000 shares issued and outstanding	5	5
Common stock, $0.001 par value, 150,000,000 shares authorized and 13,250,002 shares issued and outstanding	13,250	13,250
Additional paid in capital	-	-
Accumulated deficit	(1,546,112)	(164,653)

Total Stockholders’ Deficit	(1,532,857)	(151,398)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$147,315	$10,711

See notes to the consolidated financial statements.

F-4

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND PERIOD JUNE 20, 2024

THROUGH DECEMBER 31, 2024

	2025	2024

REVENUES	$-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
Professional fees	979,558	147,492
Research and development	69,985	-
Selling, general and administrative expenses	331,916	17,161

Total operating expenses	1,381,459	164,653

LOSS FROM OPERATIONS BEFORE OTHER EXPENSE	(1,381,459)	(164,653)

OTHER EXPENSE
Interest expense, net	-	-

Total other expense	-	-

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(1,381,459)	(164,653)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(1,381,459)	$(164,653)

NET LOSS PER SHARE

Basic and diluted	$(0.10)	$(0.01)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE

Basic and diluted	13,250,002	13,250,002

See notes to the consolidated financial statements.

F-5

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025 AND PERIOD

JUNE 20, 2024 THROUGH JDECEMBER 31, 2024

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - June 20, 2024 (Inception)	-	$-	-	$-	$-	$-	$-

Shares issued for services	-	-	13,250,002	13,250	-	-	13,250

Shares issued for cash	5,000	5	-	-	-	-	5

Net loss for the period	-	-	-	-	-	(164,653)	(164,653)

Balance - December 31, 2024	5,000	$5	13,250,002	$13,250	$-	$(164,653)	$(151,398)

Balance - January 1, 2025	5,000	$5	13,250,002	$13,250	$-	$(164,653)	$(151,398)

Net loss for the year	-	-	-	-	-	(1,381,459)	(1,381,459)

Balance - December 31, 2025	5,000	$5	13,250,002	$13,250	$-	$(1,546,112)	$(1,532,857)

See notes to the consolidated financial statements.

F-6

POWERLINK DIGITAL PARTNERS I, INC.

(FORMERLY KRATOS DATA PARTNERS I, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025 AND PERIOD

JUNE 20, 2024 THROUGH DECEMBER 31, 2024

	2025	2024
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(1,381,459)	$(164,653)
Adjustments to reconcile net loss to net cash used in operating activities
Shares issued for services	676	13,250

Changes in assets and liabilities
Accounts payable and accrued expenses	509,163	95,497
Total adjustments	509,839	108,747

Net cash used in operating activities	(871,620)	(55,906)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(43,056)	(10,640)
Net cash used in investing activities	(43,056)	(10,640)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds (payments) to/from officer	(1,500)	2,125
Proceeds from the sale of preferred stock	-	5
Proceeds from related parties, net of repayments	1,010,400	64,487
Net cash provided by financing activities	1,008,900	66,617

NET INCREASE IN CASH	94,224	71

CASH - BEGINNING OF YEAR	71	-

CASH - END OF YEAR	$94,295	$71

CASH PAID DURING THE YEAR FOR:
Interest expense	$-	$-

Income taxes	$-	$-

See notes to the consolidated financial statements.

F-7

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Kratos Mining Partners I, Inc., a Nevada Corporation (the “Company”) was formed on June 20, 2024. On June 21, 2024, the Company changed their name to Kratos Data Partners I, Inc. and issued 13,250,002 shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP and Trend Discovery II, LP. These shares were issued for services rendered in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

On August 27, 2024, the Company amended their articles of incorporation to change their name to PowerLink Digital Partners I, Inc. to align with their business model.

The Company is a next-generation energy infrastructure, commodities and digital trust platform. Our focus is to unlock value from waste and stranded natural resources through a combination of modular clean tech, circular economy systems, and blockchain-based transparency tools. Our goal is to transform stranded natural resources and waste products into high-demand energy and commodities. Our mission is to empower communities around the world to ethically and sustainably participate in the AI and quantum computing industrial revolution.

We envision a decentralized, regenerative energy economy built on circular systems, digital traceability, and inclusive ownership. Our approach enables:

●	Monetization of stranded natural gas, oil, and critical minerals
●	Conversion of industrial waste (plastics, tires, biomass) into clean fuels
●	Deployment of modular microgrid systems and mobile processing assets
●	Transparent tracking of resources via blockchain verification

In essence, our business will focus on capturing inputs of stranded resources such as natural gas, oil and critical minerals, and waste such as tires and plastics, and then converting those inputs into outputs of energy and commodities. To implement these objectives, we will work closely with local governments, landowners and partner organizations.

Capturing stranded resources: We plan to enter into royalty agreements and production sharing contracts with landowners, small oil and gas operators, and government agencies to collect natural gas and residual oil that would otherwise be flared or remain untapped due to a lack of pipelines or processing facilities. Modular gathering units mounted on trailers will be deployed to remote sites along the U.S. Gulf Coast, in the Marcellus Shale region of Pennsylvania and Ohio, in Latin America, and in Africa to safely capture associated gas and liquid hydrocarbons. These mobile systems can be repositioned as needed and eliminate the requirement for permanent infrastructure. We are currently negotiating letters of intent with operators in Pennsylvania, Texas and Louisiana and exploring regulatory requirements for flaring capture, combustion and transportation permits. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

F-8

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Converting industrial waste: We will source end-of-life tires, plastics and biomass through formal agreements with municipal waste authorities, tire manufacturers, and recycling programs. Scrap tires are abundant in the U.S. and can be collected through municipal drop-off programs. In Phoenix, Arizona, we have initiated discussions with local governments and logistics providers to supply our digestor, and we expect similar arrangements in Eswatini and the Democratic Republic of Congo (DRC) to ensure a steady stream of waste material. Our collection model will focus on partnering with governments so that tipping fees and transportation costs are minimized and waste is diverted from landfills.

Deploying modular microgrids: The propane and diesel produced in our digestors will fuel small-scale generators and battery-hybrid microgrids for communities, industrial sites and mining operations. We also believe that stranded hydrokinetic energy in irrigation and hydroelectric canals can be harnessed for local microgrids but will have to perform significant research and development before determining feasibility. We intend to work with public utilities and rural electrification agencies to design off-grid power systems that can operate independently or connect to the main grid. Microgrids powered by our fuels will be offered under long-term power purchase agreements, allowing customers to reduce reliance on expensive imported diesel while improving reliability. We have not entered into any binding agreements relating to the foregoing and there is no guarantee that we will be able to enter into such agreements on acceptable terms.

Blockchain-based transparency: Eventually, we intend for every inbound resource and outbound product to be recorded on a digital ledger. We believe this blockchain layer will provide traceability from source to sale, enabling governments and buyers to verify the origin of materials, confirm environmental compliance and monitor royalties owed to landowners or community partners. We believe transparency is essential for ESG reporting and will integrate our ledger with government databases where possible. We have not developed any blockchain technology or smart contract, entered into any contract to develop such technology, and may ultimately determine not to pursue such technology.

Inputs

Stranded Resources

Our inputs will include associated natural gas and residual oil from oil wells, low-BTU gas from marginal wells, vented gas from storage tanks and remote critical mineral ores such as cobalt-rich tailings and virgin ore containing coltan, cassiterite and wolframite aka 3T minerals and gold. In the U.S. Gulf Coast and the Marcellus Shale region in Pennsylvania and Ohio, hundreds of wells still flare or vent gas due to insufficient pipeline capacity. Globally, flared volumes rose to about 148 billion cubic meters in 2023, representing a multibillion-dollar waste of energy. We will enter into contracts with operators and government agencies to capture this gas using portable compression, combustion and refrigeration units. In the DRC we intend to partner with artisanal mining cooperatives to collect both virgin ore and ore-bearing tailings and stranded critical minerals that can be processed or sold through our network. As of this filing we have not yet commenced commercial collection but have begun preliminary testing of capture equipment and are negotiating rights-of-way and permits. Collecting these resources is subject to federal, state, and local regulations governing flaring reduction, royalty ownership and mineral rights, and there are operational risks associated with working in remote areas.

F-9

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Our business may be affected by changes in energy prices, regulatory requirements, security conditions and transportation logistics. In Eswatini, the DRC, and the Caribbean we are exploring the use of mini distributed hydroelectric turbines to harness the kinetic energy of otherwise stranded irrigation and downstream hydroelectric canals. Our first demonstration units will be deployed in Eswatini.

The core challenge lies in the inaccessibility of these stranded resources due to infrastructure limitations (no pipelines, roads, or runways), and that’s where we create value. By bringing novel approaches and modular technology, we are able to build local infrastructure that supports a circular economy.

Waste

We will collect end-of-life tires, plastics, rubber and agricultural biomass. We will also target post-consumer plastics and organics from municipalities in the Caribbean, Latin America, Eswatini and the DRC where waste management systems are less developed. Collection will be managed through agreements with local governments and waste haulers, and waste tires will be accepted without tipping fees when possible. At present we are developing relationships with Phoenix municipalities and tire retailers and expect to formalize collection agreements as our digestor comes online. We do not yet own all collection equipment and will need to acquire shredders, trailers and storage containers. Our operations must comply with local environmental regulations governing waste storage and transport; failure to secure permits or changes in environmental law could adversely affect our business.

We anticipate being able to establish partnership with local governments and tire manufacturers to ensure a steady supply of scrap tires for processing, which would ideally result in the Company not being obligated to pay fees for waste tire supplies, which cannot be guaranteed.

Outputs

Energy

Our digestor technology produces two primary fuel products: a liquid distillate similar to diesel and a gaseous fraction rich in propane. Shredded tires and plastics are fed into the sealed reactor where heat and catalysts break long hydrocarbon chains into shorter molecules. The gases are condensed into propane and stored in pressurized cylinders; the heavier fractions are further distilled into diesel-grade fuel in a proprietary, two-step process. These products will be sold directly to industrial customers or used to power our own microgrids. Diesel will be marketed to fleet operators, mining companies and microgrid generators under term supply contracts, while propane will be distributed locally for cooking and heating. We will monetize fuel sales through off-take agreements with distributors and utilities. We have demonstrated the technology at pilot scale using the Hy-Poly Digestor and expect to complete a commercial-scale digestor in 2026. We must purchase and install larger reactors, separators and storage tanks before full-scale production can begin. Our blockchain ledger will record each batch from input to sale, enabling regulators and customers to verify fuel quality, provenance, and royalties owed to landowners.

F-10

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In the Gulf Coast and Marcellus Shale Regions, modular gathering units mounted on trailers will be deployed to remote sites along the U.S. Gulf Coast, in the Marcellus Shale region of Pennsylvania and Ohio, to safely capture associated gas and liquid hydrocarbons. These mobile systems can be repositioned as needed and eliminate the requirement for permanent infrastructure. We are currently negotiating letters of intent with operators in Texas, Louisiana, and Pennsylvania and exploring regulatory requirements for flaring capture, combustion and transportation permits.

In Eswatini, the DRC, and the Caribbean we are exploring the use of mini distributed hydroelectric turbines to harness the kinetic energy of otherwise stranded irrigation and downstream hydroelectric canals. Our first demonstration units will be deployed in Eswatini.

PowerLink has partnered with Hyalite Consulting LLC to assist in the write up of the waste tire to electricity project for the registry and submit it, utilizing UN approved methodologies for approval to quantify the emission reductions of the waste tires to electricity project. The end result of this process is intended to be the creation of securitized carbon credits that can be sold.

We have not entered into any contracts for the sale of any energy generated through our digestors.

Commodities

In addition to energy, the digestors will yield recyclable steel prior to digestion, and carbon-rich char, rubber and asphalt in step two of our proprietary, two-step digestion process. Steel wires extracted from tires will be sold as scrap to metals recyclers. The carbon char can be refined into activated carbon or used as a soil amendment. The asphalt can be added to local gravel and aggregates to produce pavement. In regions such as the DRC, we also expect to recover critical minerals from virgin ore and ore tailings collected from artisanal miners. Sales will be made under offtake agreements with commodity traders or directly to industrial buyers. We are still refining the technology needed to process and grade these materials and must acquire processing equipment and develop supply relationships. As with our energy products, our blockchain ledger will track each shipment, ensuring buyers have confidence in the provenance and quality of the commodities.

Digestors

To date, our primary focus had been deployment of our proprietary tire recycling technology, which at the end stage (assuming sufficient funding from the sale of Shares) will exist in the form of a commercial warehouse digestor capable of breaking down waste tires into revenue-generating propane, diesel, and rubber composites. We are currently searching for commercially zoned property in Phoenix, Arizona where we can build our first commercial warehouse digestor but have not committed to any property or location and may ultimately purchase a property in another jurisdiction.

F-11

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Tires are shredded and loaded into a pressurized vessel containing a specialized catalyst that accelerates the breakdown of the tires. The byproducts of this reaction are propane, diesel, rubber composites, carbon black and, in some cases, high carbon steel. The propane may be utilized as a fuel source to operate the reactor vessels, or may be sold to commercial or residential end markets. The diesel may be sold as diesel #2 for commercial or industrial use or as a fuel to generate electricity through a diesel generator interface. The rubber composites may be sold to refineries or sold to commercial buyers such as road construction companies. Carbon black and high carbon steel will be sold as commodities.

Our tire digestion system addresses several challenges in traditional tire recycling. Our system generates a high yield of liquid fuels as compared to high temperature pyrolysis which yields higher amounts of low value gases. Our system also utilizes less input joules of energy in the reaction process as compared to high temperature pyrolysis, resulting in higher margins and greater efficiency thus scalability. Lastly, our system contributes to a circular economy that transforms waste into valuable resources for which the entire community can realize value creation.

Our mini hydro electric turbine system generates clean, baseload power that can be sold by locally to commercial or residential customers or to utility companies under power purchase agreements.

On October 2, 2025, the Company formed Powerlink Digital Partners Arizona LLC (“PL Arizona”), which is an entity fully owned by the Company and was formed for the purpose of conducting all activities in Arizona. The consolidated financial statements include all activity from PL Arizona from the date on formation through December 31, 2025.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB). All adjustments considered necessary for a fair presentation have been included. These adjustments consist of normal and recurring accruals, as well as non-recurring charges.

The Company’s year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company applies the guidance of Topic 805 Business Combinations of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, estimates of liabilities to accrue, permanent and temporary differences related to income taxes and determination of the fair value of stock issued for services.

F-12

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Actual results could differ from those estimates.

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are invested in federally uninsured readily available money market accounts and deposited with one financial institution in the U.S. with maturities of three months or less. At times, deposits in this institution may exceed the Federal Deposit Insurance Corporation (FDIC) or Securities Investors Protection Corporation (SIPC) limits.

However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds and other entities in which these investments are made.

Fair Value Measurements

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets.

Level 2:	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

F-13

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

F-14

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

The Company will recognize revenue upon satisfaction of its performance obligation either at a point in time or over time in accordance with ASC 606 for its contracts. No revenue was earned for the period from inception through December 31, 2025.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

Accounts Receivable and Concentration of Credit Risk

The Company will consider accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms. No accounts receivable was recorded as of December 31, 2025 and 2024.

F-15

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entity. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences. The Company has not recorded a deferred income tax asset related to its estimated NOL’s because of the uncertainty of realization. The Company has determined that any other required disclosure would be immaterial to the Company as of December 31, 2025 and 2024.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company has filed its initial tax return for December 31, 2024. The income tax returns of the Company will be subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Share-Based Compensation

The Company follows ASC 718 Compensation — Stock Compensation and has adopted ASU 2017-09 Compensation — Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. The Company recognizes these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees.

F-16

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Segment Reporting

In November 2023, the FASB issued Accounting Standards Update 2023-07, “Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures.” The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit and loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASC 2023-07 for the annual period ending December 31, 2024.

The Company’s Chief Executive Officer services as the CODM and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis. As a result, the Company operates as a single reportable segment under ASC 280, Segment Reporting, defined by the CODM as Consumer Goods. The Company’s operations include marketing, professional fees as well as procurement expenses, all of which are managed centrally. The CODM assesses financial performance based on revenue, operating profit, and key operating expenses.

Equity Method Investments

The Company accounts for investments in entities over which it has significant influence, but not control or joint control, using the equity method of accounting under ASC 323. Significant influence is generally presumed to exist when the Company holds 20% or more of the voting power of the investee, unless it can be clearly demonstrated that such influence does not exist.

Under the equity method, the investment is initially recognized at cost, and the carrying amount is subsequently adjusted to recognize the Company’s share of the investee’s net income or loss, which is recognized in the consolidated statement of operations. The carrying amount of the investment is also adjusted for the Company’s share of other comprehensive income or loss of the investee and is reduced by any dividends received from the investee.

If the Company’s share of losses in the equity method investee exceeds the interest in the investee, the carrying amount of the investment is reduced to zero, and recognition of further losses is discontinued unless the Company has incurred obligations or made payments on behalf of the investee.

The Company assesses its equity method investments for indicators of impairment at each reporting period. If impairment indicators exist and the fair value of the investment has declined below its carrying value and is deemed to be other than temporary, an impairment loss is recognized in the consolidated statements of operations.

The Company eliminates unrealized gains and losses on transactions with equity method investees to the extent of the interest in the investee.

When such investments fall below the threshold of 20%, as is the case with the Company’s investment in Bluesky Apparel Tech, they no longer will include the share of gains and losses of the investee and the Company will assess the value of that investment to determine whether the investment has been impaired as there is no such readily determinable market value for those investments.

F-17

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 1: DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term. When the Company enters into leases with a term in excess of one year, they will recognize a lease liability and right of use asset in accordance with the provisions of ASC 842.

Fixed Assets

Fixed assets are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income. Depreciation is provided using the straight-line method, based on useful lives of the assets which range from five to ten years.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2: GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company was recently formed and has yet to have any sustained operations. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the results of the Company generating profitable operations in the future and/or being able to obtain the necessary financing to meet its obligations. In the event that the Company is unable to successfully raise capital and/or generate revenues, the Company will likely delay its development plan until it is able to obtain sufficient financing.

NOTE 3: REVENUE

In our tire digestion system, revenue will be generated from the byproducts of this reaction. Those byproducts are propane, diesel, rubber composites, carbon black and, in some cases, high carbon steel. The propane may be utilized as a fuel source to operate the reactor vessels, or may be sold to commercial or residential end markets. The diesel may be sold as diesel #2 for commercial or industrial use or as a fuel to generate electricity through a diesel generator interface. The rubber composites may be sold to refineries or sold to commercial buyers such as road construction companies. Carbon black and high carbon steel will be sold as commodities.

In our mini hydroelectric turbine system, revenue will be generated from the sale of clean, baseload power that can be sold to commercial or residential customers or to utility companies under power purchase agreements.

There were no revenues generated since inception.

F-18

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 4: MACHINERY AND EQUIPMENT

During 2024, the Company purchased $10,640 and in 2025 purchased $43,056 in fixed assets that has not been placed into service as of December 31, 2025, except for the computer equipment in the amount of $5,068. Upon additional funding, the Company will complete the purchase of equipment for their tire digestor plants.

As of December 31, 2025 and 2024, the Company has the following fixed assets:

	December 31, 2025	December 31, 2024
Production equipment – 5 to 10 year-life	$48,628	$-
Computer equipment – 5 year-life	5,068	-
Accumulated depreciation	(676)	-
	$53,020	$-

Depreciation expense for the years ended December 31, 2025 and 2024 was $676 and $0.

NOTE 5: EQUITY

The Company was incorporated in Nevada. They authorized 10,000,000 shares of preferred stock with a par value of $0.001 per share and 190,000,000 shares of common stock with a par value of $0.001 per share.

On June 21, 2024, the Company issued 13,250,002 founders shares of common stock to their sole owner who in turn transferred these shares to Trend Discovery LP and Trend Discovery II, LP. These shares were issued at a de minimus par value for services rendered valued at $13,250 in acquiring the global, exclusive right to commercialize the intellectual property and operationalize their tire digestor.

In December 2024, the Company issued 5,000 Series A Preferred Shares to Trend Discovery LP for founders shares for cash at par value for a value of $5.

There have been no issuances of stock options, or warrants granted since inception.

Voting Rights. The holders of Shares are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. By contrast, holders of our Series A Preferred Stock have supervoting rights, having 10,000 votes per share held.

Dividend Rights. Holders of Shares are entitled to receive, ratably with holders of the Shares, those dividends, if any, that may be declared from time to time by the Board out of legally available funds. By contrast, holders of our Series A Preferred Stock have no dividend rights, except as may be declared from time to time by the Board.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Shares would be entitled to share ratably, with holders of the Shares and Series A Preferred Stock, in the net assets legally available for distribution to holders of the Shares and Series A Preferred Stock after the payment of all of our debts and other liabilities.

Other Rights. Holders of Shares have no preemptive, conversion or subscription rights, nor do any redemption or sinking fund provisions apply to the Shares. The rights, preferences, and privileges of the holders of Shares would be subject to, and could be adversely affected by, the rights of holders of shares of a class of capital stock to be issued in the future (although the Company has no current plans to do so) or to the rights of holders of shares of a series of preferred stock. Holders of shares of Series A Preferred Stock also do not have any conversion rights.

F-19

PowerLink Digital Partners I, Inc.

(formerly Kratos Data Partners I, Inc.)

Notes to Consolidated Financial Statements

December 31, 2025

NOTE 6: DUE TO RELATED PARTIES

The Company as of December 31, 2025 and 2024 has an outstanding amount which is due on demand with no stated interest rate with entities controlled by an officer of the Company for payment of operational expenses. As of December 31, 2025 and 2024 the Company had an outstanding balance of $1,074,887 and $64,487 with these entities.

In addition, the Company issued 13,250,000 founders shares at par to an entity affiliated with an officer of the Company and 5,000 preferred shares for $5 to an entity affiliated with an officer.

NOTE 7: COMMITMENT – LICENSE AGREEMENT

As part of the License Agreement with Hi-Poly Recycling LLC (“Licensor”), the Company shall pay certain amounts to the Licensor through the end of the term of the patents, or until the Licensor Agreement is terminated, if earlier. The payments are equal to 5% of net operating income of the Company up to a maximum of $10,000,000 per year and are due and payable quarterly commencing with the quarter beginning January 1, 2025. The Company had no net operating income through December 31, 2025, and thus no payments to the Licensor have been accrued.

NOTE 8: SUBSEQUENT EVENTS

In accordance with ASC 855-10-50-1, the Company has evaluated subsequent events through May 28, 2026 which is the date that the financial statements were available to be issued and has concluded that no such events or transactions took place that would require disclosure herein except as stated directly below.

For the period January 1, 2026 through May 28, 2026, related parties funded $1,043,260 to the Company for operating expenses.

For the period January 1, 2026 through May 28, 2026, the Company raised $38,931 in proceeds through a Reg CF/D capital raise. The shares have not yet been issued as of the date of this report.

Effective February 1, 2026, PL Arizona entered into a warehouse lease for a period of three years. PL Arizona has recorded this lease in accordance with the provisions of ASC 842. The total of the expected lease payments during the term of the lease are $597,180. A deposit of $97,853 was paid in January 2026.

F-20

EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit No.		Form	File No.	Exhibit	Filing Date
2.1	Articles of Incorporation	1-A	024-12625	2.1	June 5, 2025
2.2	Certificate of Amendment filed on June 21, 2024	1-A	024-12625	2.2	June 5, 2025
2.3	Certificate of Amendment filed on August 27, 2024	1-A	024-12625	2.3	June 5, 2025
2.4	Certificate of Designation of Series A Preferred Stock filed on December 2, 2024	1-A	024-12625	2.4	June 5, 2025
2.5	Bylaws	1-A	024-12625	2.5	June 5, 2025
2.6	Certificate of Amendment to Bylaws	1-A	024-12625	2.6	June 5, 2025
4.1	Subscription Agreement	1-A/A	024-12625	4.1	March 5, 2026
6.1	WeWork Membership Agreement between Trend Discovery Capital Management LLC and 500 7th Avenue Tenant LLC	1-A	024-12625	6.1	June 5, 2025
6.2	Exclusive Licensing Agreement between Hy-Poly Recycling LLC and PowerLink Digital Partners I, Inc.	1-A	024-12625	6.2	June 5, 2025
6.3	Trial Agreement between the Company and Advanced Powder Solutions	1-A/A	024-12625	6.3	August 27, 2025
6.4	Broker-Dealer Agreement with Alexander Capital, L.P.
6.5	Arizona Lease Agreement	1-A/A	024-12625	6.5	March 5, 2026
6.6	Agreement between Hyalite Consulting LLC and Powerlink Digital Partners I, Inc.	1-A/A	024-12625	6.6	June 22, 2026
11.1	Consent of Assurance Dimensions, LLC
12.1	Opinion of Solon Law, PC

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 31, 2026.

PowerLink Digital Partners I, Inc.

By:	/s/ William B. Hoagland
Name:	William B. Hoagland
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities listed on August 31, 2026.

Signature

/s/ William B. Hoagland
William B. Hoagland, Chief Executive Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer), Secretary, and Director (Chairman)